                                                                     Exhibit 4.4

                                   INDENTURE,

                         Dated as of September 30, 2003,

                                      among

                             HINES NURSERIES, INC.,

                                 as the Company,

                            HINES HORTICULTURE, INC.,

                                 as the Parent,

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                          as the Subsidiary Guarantors,

                                       and

                              THE BANK OF NEW YORK,

                                 as the Trustee

                          10.25% SENIOR NOTES DUE 2011

                              CROSS-REFERENCE TABLE
                              ---------------------

TIA                                                                    INDENTURE
SECTION                                                                  SECTION
-------                                                                  -------
310(a)(1)....................................................   7.10
   (a)(2)....................................................   7.10
   (a)(3)....................................................   7.10
   (a)(4)....................................................   N.A.
   (a)(5)....................................................   7.10
   (b).......................................................   7.03; 7.08; 7.10
   (c).......................................................   N.A.
311(a).......................................................   7.03; 7.11
   (b).......................................................   7.03; 7.11
   (c).......................................................   7.03
312(a).......................................................   2.05
   (b).......................................................   7.07; 11.03
   (c).......................................................   11.03
313(a).......................................................   7.06
   (b)(1)....................................................   7.06
   (b)(2)....................................................   7.06
   (c).......................................................   7.06
   (d).......................................................   7.06
314(a).......................................................   4.06; 4.08
   (b).......................................................   N.A.
   (c)(1)....................................................   4.06; 11.04
   (c)(2)....................................................   11.04
   (c)(3)....................................................   4.06
   (d).......................................................   N.A.
   (e).......................................................   11.05
   (f).......................................................   N.A.
315(a).......................................................   7.01(b)
   (b).......................................................   7.05
   (c).......................................................   7.01(a)
   (d).......................................................   7.01(c)
   (e).......................................................   6.11
316(a)(last sentence)........................................   2.09
   (a)(1)(A).................................................   6.05
   (a)(1)(B).................................................   6.04
   (a)(2)....................................................   N.A.
   (b).......................................................   6.07
   (c).......................................................   9.04
317(a)(1)....................................................   6.08
   (a)(2)....................................................   6.09
   (b).......................................................   2.04
318(a).......................................................  11.01
   (b).......................................................   N.A.
   (c).......................................................  11.01
____________________
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.


                                                 TABLE OF CONTENTS
                                                                                                              PAGE

ARTICLE ONE           DEFINITIONS AND INCORPORATION BY REFERENCE.................................................1

         SECTION 1.01.         Definitions.......................................................................1
         SECTION 1.02.         Incorporation by Reference of Trust Indenture Act................................25
         SECTION 1.03.         Rules of Construction............................................................26

ARTICLE TWO           THE NOTES.................................................................................26

         SECTION 2.01.         Form and Dating..................................................................26
         SECTION 2.02.         Execution and Authentication; Aggregate Principal Amount.........................27
         SECTION 2.03.         Registrar and Paying Agent.......................................................28
         SECTION 2.04.         Obligations of Paying Agent......................................................28
         SECTION 2.05.         Holder Lists.....................................................................28
         SECTION 2.06.         Transfer and Exchange............................................................29
         SECTION 2.07.         Replacement Notes................................................................29
         SECTION 2.08.         Outstanding Notes................................................................30
         SECTION 2.09.         Treasury Notes; When Notes Are Disregarded.......................................30
         SECTION 2.10.         Temporary Notes..................................................................30
         SECTION 2.11.         Cancellation.....................................................................30
         SECTION 2.12.         CUSIP Numbers....................................................................31
         SECTION 2.13.         Deposit of Moneys................................................................31
         SECTION 2.14.         Transfer and Exchange............................................................31
         SECTION 2.15.         Defaulted Interest...............................................................43

ARTICLE THREE         REDEMPTION................................................................................44

         SECTION 3.01.         Optional Redemption..............................................................44
         SECTION 3.02.         Selection of Notes to Be Redeemed................................................44
         SECTION 3.03.         Notice of Redemption.............................................................45
         SECTION 3.04.         Effect of Notice of Redemption...................................................46
         SECTION 3.05.         Deposit of Redemption Price......................................................46
         SECTION 3.06.         Notes Redeemed in Part...........................................................46

ARTICLE FOUR          COVENANTS.................................................................................46

         SECTION 4.01.         Payment of Notes.................................................................46
         SECTION 4.02.         Maintenance of Office or Agency..................................................47
         SECTION 4.03.         Corporate Existence..............................................................47
         SECTION 4.04.         Payment of Taxes and Other Claims................................................47
         SECTION 4.05.         Maintenance of Insurance.........................................................47
         SECTION 4.06.         Compliance Certificate; Notice of Default........................................48
         SECTION 4.07.         Limitation on Status as Investment Company.......................................48
         SECTION 4.08.         Reports to Holders...............................................................48
         SECTION 4.09.         Waiver of Stay, Extension or Usury Laws..........................................49
         SECTION 4.10.         Limitation on Restricted Payments................................................49
         SECTION 4.11.         Limitation on Transactions with Affiliates.......................................52
         SECTION 4.12.         Limitation on Incurrence of Additional Indebtedness..............................53

                                                       -i-


                                                 TABLE OF CONTENTS
                                                    (continued)

                                                                                                              PAGE

         SECTION 4.13.         Limitation on Restrictions on Distributions from Restricted
                               Subsidiaries.....................................................................55
         SECTION 4.14.         Additional Subsidiary Guarantees.................................................57
         SECTION 4.15.         Limitation on Change of Control..................................................58
         SECTION 4.16.         Limitation on Sales of Assets and Subsidiary Stock...............................59
         SECTION 4.17.         Payments For Consent.............................................................62
         SECTION 4.18.         Limitation on Liens..............................................................62
         SECTION 4.19.         Limitation on Line of Business...................................................62
         SECTION 4.20.         Limitation on the Sale or Issuance of Capital Stock of
                               Restricted Subsidiaries..........................................................62
         SECTION 4.21.         Limitation on Sale/Leaseback Transactions........................................63

ARTICLE FIVE          SUCCESSOR CORPORATION.....................................................................63

         SECTION 5.01.         Merger, Consolidation and Sale of Assets.........................................63

ARTICLE SIX           DEFAULT AND REMEDIES......................................................................65

         SECTION 6.01.         Events of Default................................................................65
         SECTION 6.02.         Acceleration.....................................................................67
         SECTION 6.03.         Other Remedies...................................................................68
         SECTION 6.04.         Waiver of Past Defaults..........................................................68
         SECTION 6.05.         Control by Majority..............................................................68
         SECTION 6.06.         Limitation on Suits..............................................................68
         SECTION 6.07.         Rights of Holders to Receive Payment.............................................69
         SECTION 6.08.         Collection Suit by Trustee.......................................................69
         SECTION 6.09.         Trustee May File Proofs of Claim.................................................69
         SECTION 6.10.         Priorities.......................................................................69
         SECTION 6.11.         Undertaking for Costs............................................................70
         SECTION 6.12.         Restoration of Rights and Remedies...............................................70

ARTICLE SEVEN         TRUSTEE...................................................................................70

         SECTION 7.01.         Duties of Trustee................................................................70
         SECTION 7.02.         Rights of Trustee................................................................71
         SECTION 7.03.         Individual Rights of Trustee.....................................................73
         SECTION 7.04.         Trustee's Disclaimer.............................................................73
         SECTION 7.05.         Notice of Default................................................................73
         SECTION 7.06.         Reports by Trustee to Holders....................................................73
         SECTION 7.07.         Compensation and Indemnity.......................................................74
         SECTION 7.08.         Replacement of Trustee...........................................................74
         SECTION 7.09.         Successor Trustee by Merger, Etc.................................................75
         SECTION 7.10.         Eligibility; Disqualification....................................................76
         SECTION 7.11.         Preferential Collection of Claims Against Company................................76

                                                       -ii-



ARTICLE EIGHT         SATISFACTION AND DISCHARGE OF INDENTURE...................................................76

         SECTION 8.01.         Legal Defeasance and Covenant Defeasance.........................................76
         SECTION 8.02.         Satisfaction and Discharge.......................................................78
         SECTION 8.03.         Survival of Certain Obligations..................................................79
         SECTION 8.04.         Acknowledgment of Discharge by Trustee...........................................79
         SECTION 8.05.         Application of Trust Moneys......................................................80
         SECTION 8.06.         Repayment to the Company; Unclaimed Money........................................80
         SECTION 8.07.         Reinstatement....................................................................80

ARTICLE NINE          AMENDMENTS, SUPPLEMENTS AND WAIVERS.......................................................81

         SECTION 9.01.         Without Consent of Holders.......................................................81
         SECTION 9.02.         With Consent of Holders..........................................................81
         SECTION 9.03.         Compliance with TIA..............................................................82
         SECTION 9.04.         Revocation and Effect of Consents................................................82
         SECTION 9.05.         Notation on or Exchange of Notes.................................................83
         SECTION 9.06.         Trustee to Sign Amendments, Etc..................................................83

ARTICLE TEN           PAReNT GUARANTEE AND SUBSiDIARY GUARANTEES................................................84

         SECTION 10.01.        Guarantees.......................................................................84
         SECTION 10.02.        Release of a Guarantor...........................................................85
         SECTION 10.03.        Limitation of a Guarantor's Liability............................................85
         SECTION 10.04.        Contribution.....................................................................86
         SECTION 10.05.        Waiver of Subrogation............................................................86
         SECTION 10.06.        Waiver of Stay, Extension or Usury Laws..........................................86
         SECTION 10.07.        Application of Certain Terms and Provisions to the Guarantors....................86

ARTICLE ELEVEN        MISCELLANEOUS.............................................................................87

         SECTION 11.01.        Trust Indenture Act Controls.....................................................87
         SECTION 11.02.        Notices..........................................................................87
         SECTION 11.03.        Communications by Holders with Other Holders.....................................88
         SECTION 11.04.        Certificate and Opinion as to Conditions Precedent...............................88
         SECTION 11.05.        Statements Required in Certificate or Opinion....................................88
         SECTION 11.06.        Rules by Trustee, Paying Agent, Registrar........................................88
         SECTION 11.07.        Legal Holidays...................................................................89
         SECTION 11.08.        Governing Law....................................................................89
         SECTION 11.09.        No Adverse Interpretation of Other Agreements....................................89
         SECTION 11.10.        No Recourse Against Others.......................................................89
         SECTION 11.11.        Successors.......................................................................89
         SECTION 11.12.        Duplicate Originals..............................................................89
         SECTION 11.13.        Severability.....................................................................89
         SECTION 11.14.        Waiver of Jury Trial.............................................................90

                                                      -iii-



Exhibit A         -            Form Note.......................................................................A-1
Exhibit B         -            Form of Certificate of Transfer.................................................B-1
Exhibit C         -            Form of Certificate of Exchange.................................................C-1
Exhibit D         -            Form of Certificate From Acquiring Institutional Accredited Investors...........D-1

NOTE:    This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.


                  INDENTURE, dated as of September 30, 2003, among Hines Nurseries, Inc., a Delaware corporation (the "COMPANY"), Hines Horticulture, Inc., a Delaware corporation (the "PARENT"), the Subsidiary Guarantors (as herein defined) and The Bank of New York, as Trustee (in such capacity, the "TRUSTEE").

                                   WITNESSETH:

                  WHEREAS, the Company and, the Parent and the Subsidiary Guarantors have duly authorized the creation of an issue of 10.25% Senior Notes due 2011 (the "INITIAL NOTES") and the Exchange Notes (as herein defined, and collectively with the Initial Notes and any Additional Notes (as herein defined), the "NOTES"), the Parent Guarantee (as herein defined) and the Subsidiary Guarantees (as herein defined) and, to provide therefor, the Company, the Parent and the Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture; and

                  WHEREAS, all things necessary to make the Notes, when each is duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of each of the Company, and to make this Indenture a valid and binding agreement of each of the Company, the Parent and the Subsidiary Guarantors, have been done.

                  NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the
Holders:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. DEFINITIONS.

                  "144A GLOBAL NOTE" means one or more Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "ACCELERATION NOTICE" has the meaning set forth in SECTION 6.02(A).

                  "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Parent or at the time it merges or consolidates with or into the Parent, the Company or any of the Parent's Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Parent or such acquisition, merger or consolidation.

                  "ADDITIONAL ASSETS" means:

                  (1) any assets that will be used or useful in a Related Business; or

                  (2) the Capital Stock of a Person that becomes a Restricted Subsidiary of the Parent as a result of the acquisition of such Capital Stock by the Parent, the Company or any of the Parent's Restricted Subsidiaries; PROVIDED, HOWEVER, that any such Person is primarily engaged in a Related Business.

                  "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

                  "ADDITIONAL NOTES" means any Notes, other than Exchange Notes issued in exchange for the Initial Notes, issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of SECTIONS 2.02 and 4.12, and having the same CUSIP Numbers as the Initial Notes.

                  "ADDITIONAL NOTES REGISTRATION RIGHTS AGREEMENT" means any registration rights agreement entered into after the Issue Date between the Company, the Parent, the Subsidiary Guarantors and the initial purchaser or initial purchasers of any Additional Notes permitted to be issued under this Indenture for the purposes of exchanging the Additional Notes for registered publicly tradable notes that have identical terms as the Additional Notes, except for references to restrictive legends, as any such agreement may be amended from time to time in accordance with its terms.

                  "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of SECTIONS 4.10, 4.11 and 4.16, only, the term "Affiliate" shall also include any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Parent or the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "AGENT" means any Registrar, Paying Agent or co-Registrar.

                  "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

                  "APPLICABLE REQUIRED PERIOD" means:

                  (1) with respect to (a) the Net Available Cash from any Asset Disposition other than the Lagoon Valley Property Disposition, and (b) the Excess Lagoon Net Available Cash from the Lagoon Valley Property Disposition, the period commencing on the date the Company receives such Net Available Cash or Excess Lagoon Net Available Cash, as applicable, and terminating on the date that is 365 days thereafter; and

                  (2) with respect to the Deferred Lagoon Net Available Cash from the Lagoon Valley Property Disposition, the period commencing on the date the Company consummates the Lagoon Valley Property Disposition and continuing thereafter indefinitely through the Stated Maturity of the Notes.

                  "ASSET DISPOSITION" means any direct or indirect sale, lease, transfer, issuance, conveyance, assignment, Sale/Leaseback Transaction or other disposition (or series of related sales, leases, transfers, issuances, conveyances, assignments, Sale/Leaseback Transactions or dispositions) by the Parent, the Company or any of the Parent's Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of:

                  (1) any shares of Capital Stock of the Company or any Restricted Subsidiary of the Parent (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Parent, the Company or any of the Parent's Restricted Subsidiaries); or

                  (2) any assets, property or business of the Parent, the Company or any of the Parent's Restricted Subsidiaries outside of the ordinary course of business of the Parent, the Company or such Restricted Subsidiary;

other than, in the case of CLAUSES (1) and (2) above,

                  (A) a disposition by the Company or any Restricted Subsidiary of the Parent to the Parent or by the Parent, the Company or any of the Parent's Restricted Subsidiaries to a Wholly Owned Restricted Subsidiary;

                  (B) for purposes of SECTION 4.16 only, (x) a disposition that constitutes a Restricted Payment permitted by SECTION 4.10 or that constitutes a Permitted Investment and (y) a disposition of all or substantially all the assets of the Parent or the Company in accordance with SECTION 5.01;

                  (C) a disposition or series of related dispositions of assets with a Fair Market Value of less than $1.0 million, until the aggregate Fair Market Value of dispositions excluded from this definition of Asset Disposition pursuant to this CLAUSE (C) exceeds $5.0 million;

                  (D) the grant of Liens not prohibited by this Indenture;

                  (E) disposals of obsolete, worn out, uneconomical or surplus property or equipment so long as such property or equipment is no longer necessary for the proper conduct of the business of the Parent, the Company and the Parent's Restricted Subsidiaries;

                  (F) a disposition of cash or cash equivalents;

                  (G) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (H) any release of intangible claims or rights in the ordinary course of business in connection with the loss or settlement of a bona fide lawsuit, dispute or controversy;

                  (I) leases or subleases in the ordinary course of business;
         and

                  (J) any disposition of any equipment pursuant to a Sale/Leaseback Transaction that is otherwise permitted by the Indenture to the extent that (x) such equipment was acquired by the Parent, the Company or any of the Parent 's Restricted Subsidiaries with the intention of, and for the sole purpose of, disposing of such equipment pursuant to such Sale/Leaseback Transaction, and (y) the disposition of such equipment in such Sale/Leaseback Transaction occurs within 120 days after the original acquisition thereof by the Parent, the Company or such Restricted Subsidiary.

                  "ASSET SWAP" means the execution of a definitive agreement, subject only to customary closing conditions that the Company in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of assets (of a kind used or usable by the Parent, the Company or the Parent's Restricted Subsidiaries in a Related Business) between the Parent, the Company or any of the Parent's Restricted Subsidiaries and another Person or group of affiliated Persons.

                  "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); PROVIDED, HOWEVER, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation".

                  "AUTHENTICATING AGENT" has the meaning set forth in SECTION 2.02.

                  "AVERAGE LIFE" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

                  "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. ss.ss.101 et sEQ.

                  "BOARD OF DIRECTORS" with respect to a Person means the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

                  "BORROWING BASE" shall have the meaning ascribed to such term in the Credit Agreement, as in effect from time to time; PROVIDED, HOWEVER, that the Borrowing Base for the purposes of this definition shall equal zero in the event that the definition of "Borrowing Base" set forth in the Credit Agreement is amended, supplemented or modified at any time in any manner so as to reflect a lending rate other than a customary asset-based lending rate (i) calculated on the basis of the eligible accounts receivable, eligible inventory and/or net orderly inventory liquidation value of the Company and its Restricted Subsidiaries (on a consolidated basis) and (ii) no more favorable to the Company and its Restricted Subsidiaries than a lending rate that could reasonably be expected to be obtained at the time in an arm's length transaction with a Person who was not an Affiliate of the Company.

                  "BROKER-DEALER" means any broker-dealer that receives Exchange Notes for its own account in an Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

                  "BUSINESS DAY" means a day that is not a Legal Holiday.

                  "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "CAPITAL STOCK" means (a) (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and Preferred Stock of such Person, and
(ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and (b) all warrants, options or other rights to acquire any of the Capital Stock described in the immediately preceding CLAUSE (A) (but excluding any debt security that is convertible into, or exchangeable for, any such Capital Stock).

                  "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

                  (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes, at any time, whether as a result of issuance of securities of the Parent, any merger, consolidation, liquidation or dissolution of the Parent, or any direct or indirect transfer of securities or otherwise, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this CLAUSE (1), such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of both (A) more than 30% of the total voting power of the Voting Stock of the Parent, and (B) a greater percentage of the total voting power of the Voting Stock of the Parent than "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this CLAUSE (1), the Permitted Holders shall be deemed to "beneficially own" any Voting Stock of a Person held by any other Person (the "PARENT ENTITY") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity) by the Permitted Holders;

                  (2) a change shall occur in the Board of Directors of the Parent so that a majority of the Board of Directors of the Parent ceases to consist of the individuals who constituted the Board of Directors of the Parent on the Issue Date (or individuals whose election or nomination for election was approved by a vote of a majority of the directors then in office who either were directors of the Parent on the Issue Date or whose election or nomination for election previously was so approved);

                  (3) the adoption by the Parent or the Company, or their respective Boards of Directors or shareholders, of a plan relating to the liquidation or dissolution of the Parent or the Company; or

                  (4) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent or the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than to the Permitted Holders, the Parent or the Company; or

                  (5) the Parent ceases to be the beneficial owner, directly or indirectly, of 100% of the total voting power of the Voting Stock of the Company (other than as a result of a merger or consolidation of the Company with the Parent that is not prohibited by SECTION 5.01).

                  "CHANGE OF CONTROL OFFER" has the meaning set forth in SECTION 4.15(a).

                  "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in
SECTION 4.15(b)(3).

                  "CLEARSTREAM" means Clearstream Banking, societe anonyme.

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) the Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that:

                  (1) if the Parent, the Company or any of the Parent's Restricted Subsidiaries has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness (and the application of the proceeds thereof) as if such Indebtedness had been Incurred on the first day of such period;

                  (2) if the Parent, the Company or any of the Parent's Restricted Subsidiaries has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a PRO FORMA basis as if such discharge had occurred on the first day of such period and as if the Parent, the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

                  (3) if since the beginning of such period the Parent, the Company or any of the Parent's Restricted Subsidiaries shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Parent, the Company or any of the Parent's Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Parent, the Company and the Parent's continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Parent is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Parent, the Company and the Parent's continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (4) if since the beginning of such period the Parent, the Company or any of the Parent's Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Parent (or any person which becomes a Restricted Subsidiary of the Parent) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Parent or was merged with or into the Parent, the Company or any of the Parent's Restricted Subsidiaries since the beginning of such period) shall have made any Asset Disposition, Investment or acquisition of assets that would have required an adjustment pursuant to CLAUSE (3) or (4) above if made by the Parent, the Company or any of the Parent's Restricted Subsidiaries during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this "Consolidated Coverage Ratio", if any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Parent, the Company and the Parent's consolidated Restricted Subsidiaries, as determined in accordance with GAAP, PLUS, to the extent not included in such total interest expense, and to the extent incurred by the Parent, the Company or any of the Parent's Restricted Subsidiaries, without duplication:

                  (1) interest expense attributable to Capital Lease Obligations and leases constituting part of a Sale/Leaseback Transaction;

                  (2) amortization of debt discount and debt issuance cost;

                  (3) capitalized interest;

                  (4) non-cash interest expense;

                  (5) the interest portion of any deferred payment obligation;

                  (6) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (7) net costs pursuant to Hedging Obligations (excluding cash costs paid to unwind Interest Rate Agreements existing on or prior to the Issue Date);

                  (8) accrued dividends in respect of all Disqualified Stock of the Parent and all Preferred Stock of any of the Restricted Subsidiaries of the Parent, to the extent held by Persons other than the Parent or any Wholly Owned Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Parent); PROVIDED, HOWEVER, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

                  (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by the assets of) the Parent, the Company or any of the Parent's Restricted Subsidiaries; and

                  (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of the Parent, the Company and the Parent's Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net
Income:

                  (1) any net income (or loss) of any Person acquired by the Parent, the Company or any of the Parent's Restricted Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (2) the net income of any Person, other than a Restricted Subsidiary of the Parent, except to the extent of the amount of any cash dividends or distributions actually paid in cash to the Parent or to a Wholly Owned Restricted Subsidiary during such period;

                  (3) (a) the net income of any Restricted Subsidiary of the Company to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (PROVIDED, HOWEVER, that, subject to the exclusion contained in CLAUSE (4) below, the net income of any such Restricted Subsidiary shall be included in Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or a Subsidiary Guarantor that is a Restricted Subsidiary of the Company as a dividend or other distribution; PROVIDED, further, that the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income), and (b) the net income of any Restricted Subsidiary of the Parent (other than the Company and any of the Company 's Restricted Subsidiaries) to the extent that such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Parent (PROVIDED, HOWEVER, that, subject to the exclusion contained in CLAUSE
         (4) below, the net income of any such Restricted Subsidiary shall be included in Consolidated Net Income in an amount equal to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Parent or a Subsidiary Guarantor that is a Restricted Subsidiary of the Parent as a dividend or other distribution; PROVIDED, FURTHER, that the net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income);

                  (4) after-tax gains and losses realized upon the sale or other disposition of any assets of the Parent, its consolidated Restricted Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

                  (5) after-tax items classified as (a) extraordinary or nonrecurring gains or (b) non-cash charges resulting from the impairment of goodwill pursuant to FAS 142;

                  (6) the cumulative effect of a change in accounting principles;

                  (7) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

                  (8) income (or loss) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

                  (9) in the case of a successor to the Parent or any of its Restricted Subsidiaries by consolidation or merger or as a transferee of such Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                  "CONSOLIDATED NET WORTH" of any Person means the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, LESS, without duplication, (i) amounts attributable to Disqualified Stock or treasury stock of such Person,
(ii) all upward revaluations and other write-ups in the book value of any asset of such Person or its consolidated Subsidiaries, and (iii) all Investments in Persons that are not Restricted Subsidiaries of such Person.

                  "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286.

                  "COVENANT DEFEASANCE" has the meaning set forth in SECTION 8.01(C).

                  "CREDIT AGREEMENT" means the Credit Agreement, dated September 30, 2003, by and among, the Company, certain of its Subsidiaries, the lenders referred to therein, Deutsche Bank Trust Company Americas, as agent under the Credit Agreement, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents),in each case as such agreements may be amended (including any amendment and restatement thereof),supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, without limitation, increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Parent as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders.

                  "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

                  "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

                  "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "DEFAULTED INTEREST" has the meaning set forth in SECTION
2.15.

                  "DEFERRED LAGOON NET AVAILABLE CASH" means a portion of the Net Available Cash from the Lagoon Valley Property Disposition not in excess of $15.0 million.

                  "DEFINITIVE NOTE" means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with
SECTION 2.14 hereof, in the form of EXHIBIT A hereto except that such Note shall not include the information called for by footnotes 3 and 4 thereof.

                  "DEPOSITORY" means The Depository Trust Company, its nominees and successors.

                  "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

                  (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

                  (2) is convertible, redeemable or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

                  (3) must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

                  "DISTRIBUTION COMPLIANCE PERIOD" means the 40-day restricted period as defined in Regulation S.

                  "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Parent that is not a Foreign Subsidiary.

                  "EBITDA" for any period means the sum of Consolidated Net Income for such period, PLUS the following to the extent deducted in calculating such Consolidated Net Income:

                  (1) all income tax expense of the Parent, the Company and the Parent's consolidated Restricted Subsidiaries, calculated in accordance with GAAP (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business);

                  (2) Consolidated Interest Expense;

                  (3) depreciation and amortization expense of the Parent, the Company and the Parent's consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

                  (4) all other non-cash charges of the Parent, the Company and the Parent's consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) LESS all non-cash items increasing Consolidated Net Income;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary of the Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Parent by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

                  "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

                  "EVENT OF DEFAULT" has the meaning set forth in SECTION 6.01.

                  "EXCESS LAGOON NET AVAILABLE CASH" means that portion, if any, of the Net Available Cash from the Lagoon Valley Property Disposition in excess of $15.0 million.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

                  "EXCHANGE NOTES" means the 10.25% Senior Exchange Notes due 2011 of the Company, identical in all respects to the Notes, except for references to restrictive legends, issued in exchange for Initial Notes or Additional Notes pursuant to an Exchange Offer.

                  "EXCHANGE OFFER" means (i) an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Initial Notes a like aggregate principal amount of Exchange Notes having substantially identical terms to the Notes registered under the Securities Act and (ii) an exchange offer that may be made by the Company, pursuant to an Additional Notes Registration Rights Agreement entered into in connection with the issuance of any Additional Notes permitted to be issued in accordance with this Indenture, to exchange for any and all such Additional Notes a like aggregate principal amount of Exchange Notes having substantially identical terms to the Notes registered under the Securities Act.

                  "EXCHANGE OFFER REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

                  "EXISTING 12.75% SENIOR SUBORDINATED NOTES" means the Company's 12.75% Senior Subordinated Notes due 2005 issued pursuant to the Existing 12.75% Senior Subordinated Notes Indenture.

                  "EXISTING 12.75% SENIOR SUBORDINATED NOTES INDENTURE" means that certain Indenture, dated as of October 19, 1995, between the Company, the Parent, Hines SGUS, Inc., and The Bank of New York, as successor trustee to IBJ Schroeder Bank & Trust Company, as amended and/or supplemented on or prior to the Issue Date.

                  "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors of the Parent, whose determination will be conclusive and evidenced by a resolution of the Board of Directors of the Parent and an Officers' Certificate of the Parent, in each case, delivered to the Trustee.

                  "FOREIGN SUBSIDIARY" means any Restricted Subsidiary of the Parent (1) which is organized under the laws of any jurisdiction outside of the United States of America, (2) which conducts the major portion of its business outside of the United States of America and (3) all or substantially all of the property and assets of which are located outside of the United States of America.

                  "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, in effect on the Issue Date.

                  "GLOBAL NOTES" means one or more Notes in the form of EXHIBIT A hereto that includes the information referred to in footnotes 3 and 4 to the form of Note, attached hereto as EXHIBIT A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depository or its nominee.

                  "GLOBAL NOTE LEGEND" means the legend set forth in SECTION 2.14(G)(II) hereof, which is required to be placed on all Global Notes issued under this Indenture.
                  "GUARANTY AGREEMENT" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in this Indenture.

                  "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "HOLDER" and "NOTEHOLDER" mean the Person in whose name a Note is registered on the Registrar's books.

                  "IAI GLOBAL NOTE" means one of more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3), or (7) of the Securities Act.

                  "INCUR" means to, directly or indirectly, issue, create, acquire, assume, guarantee, incur or otherwise become liable for or responsible for the payment of, whether contingently or otherwise; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary of the Parent. The term "Incurrence" when used as a noun shall have a correlative meaning.

                  "INDEBTEDNESS" means, with respect to any Person, on any date of determination (without duplication):

                  (1) all obligations of such Person (A) for money borrowed or
         (B) evidenced by notes, debentures, bonds or other similar instruments;

                  (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (3) all obligations of such Person issued or assumed as the deferred purchase price of property (including earn outs), all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

                  (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction;

                  (5) all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price;

                  (6) Acquired Indebtedness;

                  (7) all obligations of the type referred to in CLAUSES (1) through (6) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee;

                  (8) all obligations of the type referred to in CLAUSES (1) through (7) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

                  (9) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

                  "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                  "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of the Parent.

                  "INDIRECT PARTICIPANT" means an entity that, with respect to The Depository Trust Company, clears through or maintains a direct or indirect, custodial relationship with a Participant.

                  "INITIAL NOTES" has the meaning set forth in the preamble to this Indenture.

                  "INITIAL PURCHASERS" means the initial purchasers of the Initial Notes under the Purchase Agreement, dated September 22, 2003, with respect to the Initial Notes.

                  "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

                  "INTEREST RATE AGREEMENT" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

                  "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Parent, the Company and the Parent's Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Parent, the Company or such Restricted Subsidiary, as the case may be. For the purposes of
SECTION 4.10, (i) "Investment" shall include and be valued at the Fair Market Value of the net assets of any Restricted Subsidiary of the Parent at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Parent and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Parent, the Company or any of the Parent's Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; PROVIDED, that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income.

                  "ISSUE DATE" means the date of original issuance of the Notes.

                  "LAGOON VALLEY PROPERTY" means that certain real property owned by the Company as of the Issue Date in Vacaville, California.

                  "LAGOON VALLEY PROPERTY DISPOSITION" means the sale of the Lagoon Valley Property by the Company pursuant to the terms of an option agreement dated April 30, 2003.

                  "LEGAL DEFEASANCE" has the meaning set forth in SECTION
8.01(b).

                  "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

                  "LETTER OF TRANSMITTAL" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

                  "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) and any agreement to grant any of the foregoing.

                  "MATURITY DATE" means October 1, 2011.

                  "NET AVAILABLE CASH" from an Asset Disposition means cash or cash equivalent payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

                  (1) all reasonable legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

                  (2) all repayments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition; and

                  (3) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Parent, the Company or any of the Parent's Restricted Subsidiaries after such Asset Disposition.

                  "NET AVAILABLE CASH OFFER" has the meaning set forth in
SECTION 4.16(b).

                  "NET AVAILABLE CASH OFFER AMOUNT" has the meaning set forth in
SECTION 4.16(b).

                  "NET AVAILABLE CASH OFFER PAYMENT DATE" has the meaning set forth in SECTION 4.16(b).

                  "NET AVAILABLE CASH OFFER TRIGGER DATE" has the meaning set forth in SECTION 4.16(B).

                  "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of reasonable attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "NON-U.S. PERSON" means any Person other than a U.S. Person.

                  "NOTES" has the meaning set forth in the preamble to this Indenture.

                  "OBLIGATIONS" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

                  "OFFERING" means the offering of the Notes by the Company.

                  "OFFERING CIRCULAR" means the Company's Confidential Offering Circular dated September 22, 2003, related to the Offering.

                  "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Parent or the Company, as applicable.

                  "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers of such Person and otherwise complying with the requirements of SECTIONS 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

                  "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee, as applicable, complying with the requirements of SECTIONS 11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

                  "PARENT" means Hines Horticulture, Inc. and its successors.

                  "PARENT GUARANTEE" means the guarantee by the Parent of the Company's obligations with respect to the Notes pursuant to, and subject to the provisions of, ARTICLE TEN.

                  "PARTICIPANT" means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

                  "PAYING AGENT" has the meaning set forth in SECTION 2.03.

                  "PERMANENT REG S GLOBAL NOTE" means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Temporary Reg S Global Note upon expiration of the Distribution Compliance Period.

                  "PERMITTED HOLDERS" means Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P. and each of their respective Affiliates.

                  "PERMITTED INVESTMENT" means an Investment by the Parent, the Company or any of the Parent's Restricted Subsidiaries:

                  (1) in the Parent, the Company, a Wholly Owned Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Wholly Owned Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Person is a Related Business;

                  (2) in another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Parent, the Company or any Wholly Owned Restricted Subsidiary; PROVIDED, however, that the primary business of such Person is a Related Business;

                  (3) in cash and Temporary Cash Investments;

                  (4) represented by receivables owing to the Parent, the Company or any of the Parent's Restricted Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (5) represented by loans or advances to employees made for bona fide business purposes in the ordinary course of business consistent with past practices of the Parent, the Company or such Restricted Subsidiary;

                  (6) in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                  (7) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to SECTION 4.16;

                  (8) in any person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Parent, the Company or any of the Parent's Restricted Subsidiaries;

                  (9) in any person to the extent such Investments consist of Hedging Obligations entered into in the ordinary course of business and otherwise permitted under SECTION 4.12;

                  (10) represented by guarantees that are otherwise permitted under this Indenture; and

                  (11) the payment for which is Capital Stock (other than Disqualified Stock) of the Parent.

                  "PERMITTED LIENS" means the following types of Liens:

                  (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Parent, the Company or any of the Parent's Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                  (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (4) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (5) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Parent, the Company or any of the Parent's Restricted Subsidiaries;

                  (6) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                  (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Parent, the Company or any of the Parent's Restricted Subsidiaries, including rights of offset and set-off;

                  (9) Liens securing Hedging Obligations consisting of Interest Rate Agreements to the extent that such Hedging Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

                  (10) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under CLAUSE (B)(4) of SECTION 4.12, to the extent and in the manner such Liens are in effect on the Issue Date;

                  (11) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under CLAUSE (B)(1) of
         SECTION 4.12;

                  (12) Liens of the Company or a Wholly Owned Restricted Subsidiary on assets of any Restricted Subsidiary of the Parent;

                  (13) Liens securing Refinancing Indebtedness permitted to be Incurred pursuant to this Indenture which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under SECTION
         4.18 and which has been incurred in accordance with SECTION 4.12; PROVIDED, HOWEVER, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens, in either case, in any material respect as determined by the Board of Directors of the Parent in its reasonable and good faith judgment than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Parent, the Company or any of the Parent's Restricted Subsidiaries not securing the Indebtedness so Refinanced;

                  (14) Liens securing the Notes, the Exchange Notes and the related Parent Guarantee and Subsidiary Guarantees;

                  (15) any interest or title of a lessor under any Capital Lease Obligation permitted to be incurred under this Indenture; PROVIDED, that such Liens do not extend to any property or asset which is not leased property subject to such Capital Lease Obligation;

                  (16) Liens securing Purchase Money Indebtedness permitted to be incurred under this Indenture; PROVIDED, HOWEVER, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment plus the amount of reasonable fees and expenses incurred in connection with such financing and shall not be secured by any property or equipment of the Parent, the Company or any of the Parent's Restricted Subsidiaries other than the property and equipment so acquired and (b) the Lien securing such Purchase Money Indebtedness shall be created within 120 days of such acquisition;

                  (17) Liens securing Acquired Indebtedness incurred in accordance with this Indenture; PROVIDED, that:

                           (a) such Liens secured such Acquired Indebtedness at
                  the time of and prior to the incurrence of such Acquired Indebtedness by the Parent, the Company or any of the Parent's Restricted Subsidiaries and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Parent, the Company or any of the Parent's Restricted Subsidiaries; and

                           (b) such Liens do not extend to or cover any property
                  or assets of the Parent, the Company or any of the Parent's Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Parent, the Company or any of the Parent's Restricted Subsidiaries and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Parent, the Company or any of the Parent's Restricted Subsidiaries; and

                  (18) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business.

                  "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

                  "PRIVATE PLACEMENT LEGEND" means the legend set forth in
SECTION 2.14(G)(I)(A) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

                  "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

                  "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of common stock of the Parent pursuant to an effective registration statement under the Securities Act.

                  "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Parent, the Company or the Parent's Restricted Subsidiaries (to the extent that under the terms thereof and any related contract or other agreement, no personal recourse could be had against such Person for the payment of the principal of or interest or premium or other amounts with respect to such Indebtedness or for any claim based on such Indebtedness and that enforcement of obligations on such Indebtedness is limited solely to recourse against interests in the specified assets so financed) incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "RECORD DATE" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

                  "RECOURSE INDEBTEDNESS" means Indebtedness (a) as to which the Parent, the Company or any of the Parent's Restricted Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, or (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) a holder of any other Indebtedness of the Parent, the Company or any of the Parent's Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

                  "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.

                  "REDEMPTION PRICE" means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

                  "REFERENCE DATE" has the meaning set forth in SECTION 4.10.

                  "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Parent, the Company or any of the Parent's Restricted Subsidiaries existing on the Issue Date or Incurred in compliance with this Indenture (other than Indebtedness permitted pursuant to SUBCLAUSE (1), (6),
(7), (8), (9), (10), (11) or (12) of CLAUSE (B) of SECTION 4.12), including
Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

                  (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

                  (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus any premium and defeasance costs required to be paid under the explicit terms of the instrument governing the Indebtedness being Refinanced and plus the amount of reasonable expenses incurred by the Parent, the Company or such Restricted Subsidiary in connection with such Refinancing) under the Indebtedness being Refinanced; and

                  (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

PROVIDED, HOWEVER, that Refinancing Indebtedness shall not include Indebtedness of the Parent, the Company or any of the Parent's Restricted Subsidiaries that Refinances Indebtedness of an Unrestricted Subsidiary.

                  "REG S GLOBAL NOTE" means a Permanent Reg S Global Note and the Temporary Reg S Global Note, as applicable.

                  "REGISTRAR" has the meaning set forth in SECTION 2.03.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of September 30, 2003, between the Company, the Parent, the Subsidiary Guarantors and the Initial Purchasers, as the same may be amended or modified from time to time in accordance with the terms thereof.

                  "REGULATION S" means Regulation S under the Securities Act.

                  "RELATED BUSINESS" means any business in which the Parent or a Restricted Subsidiary of the Parent was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Parent or a Restricted Subsidiary of the Parent in which the Parent or a Restricted Subsidiary of the Parent was engaged on the Issue Date.

                  "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including the vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "RESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

                  "RESTRICTED GLOBAL NOTE" means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; PROVIDED, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

                  "RESTRICTED PAYMENT" with respect to any Person means:

                  (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Parent, the Company or any of the Parent's Restricted Subsidiaries);

                  (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Parent held by any Person or of any Capital Stock of a Restricted Subsidiary of the Parent held by any Person, including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

                  (3) the purchase, prepayment, repurchase, redemption, defeasance or other acquisition or retirement for value or other payment of principal on, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Indebtedness of such Person; or

                  (4) the making of any Investment (other than a Permitted Investment) in any Person.

                  "RESTRICTED SUBSIDIARY" means, with respect to any Person, any direct or indirect Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

                  "RULE 144" means Rule 144 under the Securities Act.

                  "RULE 144A" means Rule 144A under the Securities Act.

                  "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property owned by the Parent, the Company or any of the Parent's Restricted Subsidiaries on the Issue Date or thereafter acquired by the Parent, the Company or any of the Parent's Restricted Subsidiaries whereby the Parent, the Company or any of the Parent's Restricted Subsidiaries transfers such property to a Person and the Parent, the Company or any of the Parent's Restricted Subsidiaries leases it from such Person.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in the Registration Rights Agreement.

                  "SIGNIFICANT SUBSIDIARY" of any Person means any Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" of such Person within the meaning of Rule 1-02 under Regulation S-X under the Exchange Act.

                  "SPECIAL RECORD DATE" means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to SECTION 2.15 hereof.

                  "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "SUBORDINATED INDEBTEDNESS" means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes, the Parent Guarantee or the Subsidiary Guarantees, as the case may be, pursuant to a written agreement to that effect.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (1) such Person;

                  (2) such Person and one or more Subsidiaries of such Person;
         or

                  (3) one or more Subsidiaries of such Person.

                  "SUBSIDIARY GUARANTEE" means the guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes pursuant to, and subject to the provisions of, ARTICLE TEN and/or a Guaranty Agreement, as applicable.

                  "SUBSIDIARY GUARANTOR" means each Subsidiary of the Parent that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Parent that thereafter guarantees the Notes pursuant to the terms of this Indenture.

                  "TEMPORARY CASH INVESTMENTS" means any of the following:

                  (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

                  (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in CLAUSE (1) above entered into with a bank meeting the qualifications described in CLAUSE (2) above;

                  (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

                  (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

                  "TEMPORARY REG S GLOBAL NOTE" means one or more temporary Global Notes bearing the Private Placement Legend and the Temporary Reg S Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "TEMPORARY REG S GLOBAL NOTE LEGEND" means the legend set forth in SECTION 2.14(g)(iii) hereof, which is required to be placed on all Temporary Reg S Global Notes issued under this Indenture.
                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in SECTION 9.03.

                  "TRANSFER RESTRICTED NOTES" means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

                  "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                  "UNRESTRICTED DEFINITIVE NOTE" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

                  "UNRESTRICTED GLOBAL NOTE" means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

                  "UNRESTRICTED SUBSIDIARY" means:

                  (1) any Subsidiary of the Parent that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below; and

                  (2) any Subsidiary of an Unrestricted Subsidiary.

         The Board of Directors of the Parent may designate any Subsidiary of the Parent (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless (a) such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Parent or any other Subsidiary of the Parent that is not a Subsidiary of the Subsidiary to be so designated, (b) such Subsidiary or any of its Subsidiaries has Recourse Indebtedness, (c) such Subsidiary or any of its Subsidiaries is party to any agreement, contract, arrangement or understanding with the Parent, the Company or any of the Parent's Restricted Subsidiaries the terms of which are less favorable to the Parent, the Company or any of the Parent's Restricted Subsidiaries than those that might be obtained at the time from Persons who are not Affiliates of the Parent, (d) such Subsidiary or any of its Subsidiaries is a Person with respect to which the Parent, the Company or any of the Parent's Restricted Subsidiaries has any direct or indirect obligation (y) to subscribe for additional Capital Stock or (z) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, (e) such designation would not be permitted under SECTION
4.10 or (f) such Subsidiary or any of its Subsidiaries does not have at least one executive officer and one member of its Board of Directors and at least one executive officer that is, in both cases, is not an executive officer of, and is not a member of the Board of Directors of the Parent.

         The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under CLAUSE (a) of SECTION 4.12 and (B) no Default or Event of Default shall have occurred and be continuing or result therefrom. Any such designation by the Board of Directors of the Parent shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

         Notwithstanding anything to the contrary set forth herein, in no event may the Parent designate the Company, or shall the Company otherwise become, an Unrestricted Subsidiary.

                  "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of, and obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "U.S. LEGAL TENDER" means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

                  "U.S. PERSON" means a U.S. person as defined in Rule 902(o) under the Securities Act.

                  "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "WHOLLY OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary of the Parent which is also a Subsidiary Guarantor, all the Capital Stock of which (other than directors' qualifying shares) is owned by the Parent or one or more Wholly Owned Restricted Subsidiaries.

SECTION 1.02.     INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Notes.

                  "INDENTURE SECURITY HOLDER" means a Holder.

                  "INDENTURE TO BE QUALIFIED" means this Indenture.

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

                  "OBLIGOR" on the indenture securities means the Company or any other obligor on the Notes.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

                  SECTION 1.03. RULES OF CONSTRUCTION.

                  Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and words in the plural include the singular;

                  (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (6) when the words "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation";

                  (7) all references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time; and

                  (8) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                                  ARTICLE TWO

                                    THE NOTES

                  SECTION 2.01. FORM AND DATING.

                  The Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of EXHIBIT A hereto; PROVIDED, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Parent, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  Notes issued in global form shall be substantially in the form of EXHIBIT A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of EXHIBIT A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by SECTION 2.14 hereof.

                  The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking Luxembourg" and "Customer Handbook" of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the Reg S Global Notes that are held by Agent Members through Euroclear or Clearstream.

                  SECTION 2.02. EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL AMOUNT.

                  Two Officers (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

                  A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) Initial Notes for original issue in an aggregate principal amount not to exceed $175,000,000, (ii) Exchange Notes from time to time for issue only pursuant to the Registration Rights Agreement in exchange for a like principal amount of Initial Notes, and (iii) subject to compliance with SECTION 4.12, Additional Notes (and Exchange Notes issued in exchange for a like principal amount of such Additional Notes in an Exchange Offer) for original issue after the Issue Date in an unlimited amount in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with SECTION 4.12. In addition, each Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

                  The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

                  The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount and any integral multiple thereof.

                  SECTION 2.03. REGISTRAR AND PAYING AGENT.

                  The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "REGISTRAR"), (b) Notes may be presented or surrendered for payment (the "PAYING AGENT") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days' written notice to the Company.

                  SECTION 2.04. OBLIGATIONS OF PAYING AGENT.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Paying Agent shall promptly notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

                  SECTION 2.05. HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

                  SECTION 2.06. TRANSFER AND EXCHANGE.

                  Subject to the provisions of SECTION 2.14, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to SECTION 2.10, 3.06, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

                  The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to ARTICLE THREE, except the unredeemed portion of any Note being redeemed in part.

                  Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

                  SECTION 2.07. REPLACEMENT NOTES.

                  If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

                  SECTION 2.08. OUTSTANDING NOTES.

                  Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding. Subject to the provisions of SECTION 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

                  If a Note is replaced pursuant to SECTION 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to SECTION 2.07.

                  If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.09. TREASURY NOTES; WHEN NOTES ARE DISREGARDED.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Parent, the Company or any of their respective Subsidiaries or Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

                  SECTION 2.10. TEMPORARY NOTES.

                  Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to SECTION 2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 2.11. CANCELLATION.

                  The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to SECTION 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this SECTION 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

                  SECTION 2.12. CUSIP NUMBERS.

                  A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; PROVIDED, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes and any such redemption, purchase or exchange shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP number.

                  SECTION 2.13. DEPOSIT OF MONEYS.

                  Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

                  SECTION 2.14. TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF GLOBAL NOTES. A Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes will be exchanged by the Company for Definitive Notes (i) if the Depository notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Depository fails to appoint a successor depository within ninety (90) days of such notice, (ii) if the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes or (iii) at the request of the Holders of a majority of the aggregate principal amount of the outstanding Notes if there shall have occurred and be continuing an Event of Default with respect to the Notes; PROVIDED, that in no event shall the Temporary Reg S Global Notes be exchanged for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Global Notes also may be exchanged or replaced, in whole or in part, as provided in SECTIONS 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this SECTION 2.14 or SECTION 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
SECTION 2.14(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in SECTION 2.14(b), (c) or (f) hereof.

                  (b) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to the restrictions on transfer set forth herein. Transfers of beneficial interests in the Global Notes also shall require compliance with either SUBCLAUSES (i) or (ii) below, as applicable, as well as one or more of the other following subclauses, as applicable:

                  (i) TRANSFER OF BENEFICIAL INTERESTS IN THE SAME GLOBAL NOTE. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; PROVIDED, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Temporary Reg S Global Note may not be made to a U.S. person or for the account or benefit of a U.S. person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this SECTION 2.14(b)(i), but the Company or the Trustee may request an Opinion of Counsel.

                  (ii) ALL OTHER TRANSFERS AND EXCHANGES OF BENEFICIAL INTERESTS IN GLOBAL NOTES (INCLUDING FOR DEFINITIVE NOTES). In connection with all transfers and exchanges of beneficial interests that are not subject to SECTION 2.14(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) an order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) an order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and
(2) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in SUBCLAUSE (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Temporary Reg S Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with SECTION 2.14(f) hereof, the requirements of this SECTION 2.14(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to SECTION 2.14(h) hereof.

                  (iii) TRANSFER OF BENEFICIAL INTERESTS TO ANOTHER RESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of SECTION 2.14(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (3)(d) thereof; or

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

                           (C) if the transferee will take delivery in the form
                  of a beneficial interest in the Temporary Reg S Global Note or the Permanent Reg S Global Note, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof.

                  (iv) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of SECTION 2.14(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer and SECTION 2.14(F) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement or an Additional Notes Registration Rights Agreement, as applicable, and a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement or an Additional Notes Registration Rights Agreement, as applicable, and a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                           (D) the Registrar receives the following: (1) if the
                  holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this SUBCLAUSE (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to SUBCLAUSE (B) or
(D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in accordance with SECTION 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to SUBCLAUSE (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) TRANSFER AND EXCHANGE OF BENEFICIAL INTERESTS FOR DEFINITIVE NOTES. Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this SECTION 2.14(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this SECTION 2.14(c). Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to SECTION 2.14(H) hereof, and the Company shall execute and, upon receipt of a written order of the Company pursuant to SECTION 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this SECTION 2.14(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

                  (i) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO RESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in SUBCLAUSES (B) and (C) above, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                           (E) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof.

                  Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this SECTION 2.14(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer and SECTION 2.14(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement or an Additional Notes Registration Rights Agreement, as applicable, and a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement or an Additional Notes Registration Rights Agreement, as applicable, and a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                           (D) the Registrar receives the following: (1) if the
                  holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of EXHIBIT C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this SUBCLAUSE (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

                  (iii) BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES TO UNRESTRICTED DEFINITIVE NOTES. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in SECTION 2.14(b)(ii) hereof. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this SECTION 2.14(c)(iii) shall not bear the Private Placement Legend.

                  (iv) TRANSFER OR EXCHANGE OF TEMPORARY REG S GLOBAL NOTES. Notwithstanding the other provisions of this SECTION 2.14, a beneficial interest in the Temporary Reg S Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is approved by the Company, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in SUBCLAUSE (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

                  (d) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR BENEFICIAL INTERESTS. Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this SECTION 2.14(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.14(d). Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes. The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to SECTION 2.14(H) hereof.

                  (i) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (2) thereof; or

                           (D) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(d) thereof;

                  the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of SUBCLAUSE (A) ABOVE, the appropriate Restricted Global Note, in the case of SUBCLAUSE (B) above, the 144A Global Note, in the case of clause (C) above, the Reg S Global Note and in the case of SUBCLAUSE (D) above, the IAI Global Note.

                  (ii) RESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer and SECTION 2.14(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement or an Additional Notes Registration Rights Agreement, as applicable, and a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement or an Additional Notes Registration Rights Agreement, as applicable, and a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                           (D) the Registrar receives the following: (1) if the
                  Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this SUBCLAUSE (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO BENEFICIAL INTERESTS IN UNRESTRICTED GLOBAL NOTES. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to SUBCLAUSES (ii)(b), (ii)(d) or (iii) of this SECTION 2.14(d) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in accordance with SECTION 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) TRANSFER AND EXCHANGE OF DEFINITIVE NOTES FOR DEFINITIVE NOTES. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this SECTION 2.14(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. The Trustee shall cancel any such

Definitive Notes so surrendered, and the Company shall execute and, upon receipt of a written order of the Company pursuant to SECTION 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount. Any Definitive Note issued pursuant to this
SECTION 2.14(e) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this SECTION 2.14(E).

                  (i) RESTRICTED DEFINITIVE NOTES TO RESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made to a QIB pursuant to
                  Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of EXHIBIT B hereto, including the certifications in item (2) thereof;

                           (C) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in SUBCLAUSES (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in EXHIBIT B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                           (D) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

                  (ii) RESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer and SECTION 2.14(F) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement or an Additional Notes Registration Rights Agreement, as applicable, and a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement or an Additional Notes Registration Rights Agreement, as applicable, and a certificate to the effect set forth in EXHIBIT B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

                           (D) the Registrar receives the following: (1) if the
                  Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of EXHIBIT B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this SUBCLAUSE (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) UNRESTRICTED DEFINITIVE NOTES TO UNRESTRICTED DEFINITIVE NOTES. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) EXCHANGE OFFER. Upon the occurrence of an Exchange Offer, the Company shall issue and, upon receipt of a written order of the Company in accordance with SECTION 2.02 and an Opinion of Counsel for the Company as to certain matters discussed in this SECTION 2.14(f), the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with an Exchange Offer pursuant to
SECTION 2.14(b)(iv) and (B) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with an Exchange Offer pursuant to SECTION 2.14(d)(ii), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in such Exchange Offer, and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Definitive Notes exchanged or transferred for Unrestricted Definitive Notes in connection with such Exchange Offer pursuant to SECTION 2.14(e)(ii) and (B) Restricted Global Notes exchanged or transferred for Unrestricted Definitive Notes in connection with such Exchange Offer pursuant to SECTION 2.14(c)(ii), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cancel any Definitive Notes so surrendered and shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of a written order of the Company pursuant to SECTION 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

                  The Opinion of Counsel for the Company referenced above shall state that:

                           (A) the issuance and sale of the Exchange Notes by
                  the Company has been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Initial Notes or Additional Notes, as applicable, in accordance with this Indenture and the applicable Exchange Offer, the Exchange Notes will be entitled to the benefits of this Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles; and

                           (B) when the Exchange Notes are issued and executed
                  by the Company and authenticated by the Trustee in accordance with the provisions of this Indenture and delivered in exchange for Initial Notes or Additional Notes, as applicable, in accordance with this Indenture and the applicable Exchange Offer, the Parent Guarantee by the Parent and the Subsidiary Guarantees by the Subsidiary Guarantors endorsed thereon will be entitled to the benefits of this Indenture and will be the valid and binding obligations of the Parent and the Subsidiary Guarantors, enforceable against the Parent and the Subsidiary Guarantors in accordance with their terms, subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.

                  (g) LEGENDS. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) PRIVATE PLACEMENT LEGEND.

                           (A) Except as permitted by SUBCLAUSE (B) below, each
                  Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLE BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (III) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF

                  THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE), (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (V) PURSUANT TO ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND, IN EACH OF CASES (II), (III) AND (V), SUBJECT TO THE RIGHT OF THE COMPANY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subclauses (B)(III),
                  (C)(II), (C)(III), (D)(II), (D)(III), (E)(II), (E)(III) or (F)
                  to this SECTION 2.14 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) GLOBAL NOTE LEGEND. To the extent required by the Depository, each Global Note shall bear legends in substantially the following forms:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.14 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.14(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (iii) TEMPORARY REG S GLOBAL NOTE LEGEND. To the extent required by the Depository, each Temporary Reg S Global Note shall bear a legend in substantially the following form:

                  "THE RIGHTS ATTACHING TO THIS TEMPORARY REG S GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS TEMPORARY REG S GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE."

                  (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL NOTES. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with SECTION 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

                  (i) GENERAL PROVISIONS RELATING TO TRANSFERS AND EXCHANGES.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an written order of the Company in accordance with SECTION 2.02.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to SECTIONS 2.10, 3.06, 4.15 and 4.16 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

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

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under SECTION 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of SECTION 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this
         SECTION 2.14 to effect a registration of transfer or exchange may be submitted by facsimile.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any of the restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note), other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

                  SECTION 2.15. DEFAULTED INTEREST. Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted Interest at the rate and in the manner provided in SECTION 4.1 hereof and in the Note (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the registered Holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Company, at their election in each case, as provided in CLAUSE (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this CLAUSE (A). Thereupon the Paying Agent shall fix a "Special Record Date" for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following CLAUSE (B). (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

                  Subject to the foregoing provisions of this SECTION 2.15, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                 ARTICLE THREE

                                   REDEMPTION

                  SECTION 3.01. OPTIONAL REDEMPTION.

                  If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall, at least thirty-five (35) days (unless a shorter period is acceptable to the Trustee) before the Redemption Date, furnish to the Trustee and Paying Agent an Officers' Certificate setting forth the Redemption Date and the principal amount of the Notes to be redeemed and the clause of this Indenture or the Notes pursuant to which the redemption shall occur.

                  Each Officers' Certificate provided for in this SECTION 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

                  SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

                  If fewer than all of the Notes are to be redeemed pursuant to Paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, provided, that no partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof, to be redeemed. Notes in denominations of $1,000 in principal amount may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  SECTION 3.03. NOTICE OF REDEMPTION.

                  At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED, that the Company shall have delivered to the Trustee, at least thirty-five (35) days prior to the Redemption Date (unless a shorter period shall be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this SECTION 3.03. Failure to give notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

                  Each notice of redemption shall identify the Notes to be redeemed, including the CUSIP numbers thereof, and shall state:

                  (1) the Redemption Date;

                  (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                  (3) the name and address of the Paying Agent;

                  (4) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes;

                  (5) the subparagraph of the Notes pursuant to which such redemption is being made;

                  (6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

                  (7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price plus accrued interest, if any, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with
         SECTION 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

                  (8) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof shall be issued; and

                  (9) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

                  If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

                  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with SECTION 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any (and Additional Interest, if any). Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon, if any, to the Redemption Date, but installments of interest the maturity of which is on or prior to the Redemption Date shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

                  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

                  Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any (and Additional Interest, if any), of all Notes or portions thereof to be redeemed on that date.

                  The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to ARTICLE SEVEN.

                  If the Company complies with this SECTION 3.05, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any (and Additional Interest, if any), interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                  SECTION 3.06. NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF NOTES.

                  The Company shall pay the principal of, or premium, if any, or interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and the Trustee or Paying Agent, as the case may be, is not prohibited from paying such U.S. Legal Tender to the Holders on that date pursuant to the terms of this Indenture. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.

                  The Company shall pay interest on overdue principal at 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Company shall pay interest on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace period) at 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful.

                  Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

                  SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

                  The Company shall maintain the office or agency required under
SECTION 2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  SECTION 4.03. CORPORATE EXISTENCE.

                  Except as otherwise permitted by ARTICLE FOUR, ARTICLE FIVE and ARTICLE TEN, each of the Parent and the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Parent, the Company and each such Restricted Subsidiary; PROVIDED, HOWEVER, that the Parent or the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Parent or the Company, as applicable, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Parent, the Company and the Parent's Restricted Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Company, the Parent and the Subsidiary Guarantors to satisfy their respective obligations under the Notes and this Indenture.

                  SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

                  Each of the Parent and the Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries' properties; PROVIDED, HOWEVER, that neither the Parent nor the Company shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

                  SECTION 4.05. MAINTENANCE OF INSURANCE.

                  The Parent and the Company shall, and shall cause each of the Parent's Restricted Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with past practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Parent, the Company and such Restricted Subsidiaries operate.

                  SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                  (a) The Parent and the Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (PROVIDED, that one of the signatories to each such Officers' Certificate shall be the principal executive officer, principal financial officer or principal accounting officer of the Parent or the Company, as applicable) stating that a review of the activities of the Parent, the Company and the Parent's Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that each of the Parent, the Company and the Parent's Restricted Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) The year-end financial statements delivered pursuant to
SECTION 4.08 shall be accompanied by a written statement of the independent public accountants of the Parent and the Company (which shall be a firm of established national reputation) which states that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Parent, the Company or any of the Parent's Restricted Subsidiaries has violated any provisions of
SECTION 4.10, 4.12, 4.16, 4.18 or 4.21 or any other provision of this Indenture which requires the making of any of the calculations set forth in the foregoing covenants, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Parent and the Company shall, so long as any Notes are outstanding, as soon as possible but in no event more than ten (10) days after the occurrence of any Default or Event of Default, deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default, its status and what action the Parent and the Company are taking or proposing to take in respect thereof.

                  SECTION 4.07. LIMITATION ON STATUS AS INVESTMENT COMPANY.

                  The Indenture will prohibit the Parent, the Company and any of the Parent's Restricted Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act of 1940, as amended.

                  SECTION 4.08. REPORTS TO HOLDERS.

                  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Parent and the Company will furnish the Trustee and, upon request, to the Holders of Notes:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Parent or the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Parent, the Company and their respective consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Parent, the Company and the Parent's Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Parent, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accounts, in each case within the time periods specified in the Commission's rules and regulations; and

                  (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Parent or the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

                  In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Parent and the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, the Parent and the Company will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

                  Notwithstanding the foregoing two paragraphs of this SECTION 4.08, for so long as the Parent complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and provided as described hereunder may, at the Company's option, be filed by and be those of the Parent rather than the Company.

                  The receipt by the Trustee of any such reports and documents pursuant to this Section 4.08 shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Company's compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

                  SECTION 4.09. WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS.

(a) The Parent and the Company will not, and will not permit any of the Parent's Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if at the time the Parent, the Company or such Restricted Subsidiary makes such Restricted Payment or immediately after giving effect thereto:

                  (1) a Default or an Event of Default shall have occurred and be continuing;

                  (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to CLAUSE (A) of SECTION 4.12; or

                  (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income earned during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (the "REFERENCE DATE") (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

                           (B) the sum of (y) 100% of the aggregate Net Cash
                  Proceeds received by the Parent from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date and on or prior to the Reference Date (other than (i) an issuance or sale to a Subsidiary of the Parent and
                  (ii) an issuance or sale to an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees), and (z) without duplication of the preceding SUBCLAUSE (y), 100% of any cash capital contribution received by the Parent from its shareholders subsequent to the Issue Date and on or prior to the Reference Date; PLUS

                           (C) the amount by which Indebtedness of the Parent
                  (which has been issued on or after the Issue Date) is reduced on the Parent's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Parent) subsequent to the Issue Date and on or prior to the Reference Date of any Indebtedness of the Parent that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Parent (LESS the amount of any cash, or the fair value of any other property, distributed by the Parent upon such conversion or exchange); PROVIDED, HOWEVER, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Parent from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Parent or to an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees);

         (excluding in the case of the foregoing SUBCLAUSES (B) and (C), any Net Cash Proceeds from issuances and sales of the Parent's Capital Stock that are financed directly or indirectly by funds borrowed or advanced from the Parent or any Subsidiary of the Parent (until and to the extent such borrowing is repaid)).

                  (b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the preceding CLAUSE (a) will not prohibit:

                  (1) any purchase, repurchase, redemption, defeasance or other acquisition of any shares of Capital Stock of the Parent made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Parent from its shareholders; PROVIDED, HOWEVER, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used pursuant to this CLAUSE (1)) shall be excluded from the calculation of amounts under SUBCLAUSE (3)(B) of CLAUSE (a) above;

                  (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Parent, the Company or any of the Parent's Restricted Subsidiaries (A) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Parent (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Parent or an employee stock ownership plan or to a trust established by the Parent or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Parent from its shareholders; PROVIDED, HOWEVER, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used pursuant to this SUBCLAUSE (2)(A)) shall be excluded from the calculation of amounts under SUBCLAUSE
         (3)(B) of CLAUSE (A) above, or (B) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of such Person which is permitted to be Incurred pursuant to SECTION 4.12;

                  (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration the payment of such dividend would have complied with this SECTION 4.10;

                  (4) the repurchase or other acquisition of shares of Capital Stock of the Parent, the Company or any of the Parent's Subsidiaries from employees, former employees, directors or former directors of the Parent, the Company or any of the Parent's Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the written agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Parent under which such individuals purchase or sell or are granted the option to purchase or sell, such shares of Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions shall not exceed the sum of (x) $3.0 million and (y) the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Parent subsequent to the Issue Date to employees, former employees, directors and former directors of the Parent, the Company or the Parent's Subsidiaries to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the making of Restricted Payments by virtue of SUBCLAUSE (3)(B) of CLAUSE (A) above;

                  (5) repurchases of Capital Stock of the Parent deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

                  (6) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Parent;

                  (7) commencing on January 1, 2004 and for so long as the Permitted Holders "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except for the purposes of this SUBCLAUSE
         (7), the Permitted Holders shall be deemed to have "beneficial ownership" of all shares that they have the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, at least 35% in the aggregate of the total voting power of the Voting Stock of the Parent, payments of management fees to Madison Dearborn Capital Partners, L.P. or any of its Affiliates, in an aggregate amount in any fiscal year of the Company not to exceed the greater of (a) $1.0 million or (b) 1% of the EBITDA during the fiscal year of the Parent immediately preceding such fiscal year; or

                  (8) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this SUBCLAUSE
         (8), does not exceed $5.0 million.

                  (c) In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date for the purposes of SUBCLAUSE (3) of CLAUSE
(a) above, amounts expended pursuant to the preceding SUBCLAUSES (4) and (8) shall be included in such calculation.

                  (d) Not later than the date of making any Restricted Payment, the Parent and the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon the Parent's latest available internal quarterly financial statements.

                  SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

                  (a) The Parent and the Company will not, and will not permit any of the Parent's Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any of their respective Affiliates (each, an "AFFILIATE TRANSACTION") unless:

                  (1) the terms of the Affiliate Transaction are no less favorable to the Parent, the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

                  (2) if such Affiliate Transaction (or series of related Affiliate Transactions which are similar or part of a common plan) involves an amount in excess of $2.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the members of the Board of Directors of the Parent disinterested with respect to such Affiliate Transaction shall have, prior to the consummation thereof, determined in good faith that the criteria set forth in SUBCLAUSE (1) above are satisfied and shall have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Parent delivered to the Trustee; and

                  (3) if such Affiliate Transaction (or series of related Affiliate Transactions which are similar or part of a common plan) involves an amount in excess of $5.0 million, the Board of Directors of the Parent shall also have, prior to the consummation thereof, received, and delivered to the Trustee, a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Parent, the Company or the applicable Restricted Subsidiary of the Parent and is not less favorable to the Parent, the Company or the applicable Restricted Subsidiary of the Parent than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

                  (b) The provisions of the preceding CLAUSE (A) will not prohibit:

                  (1) any Permitted Investment or any Restricted Payment permitted to be made pursuant to SECTION 4.10;

                  (2) any issuance of securities to an employee of the Parent, the Company or the Parent's Restricted Subsidiaries, or other payments, awards or grants in cash, securities or otherwise to an employee of the Parent, the Company or the Parent's Restricted Subsidiaries pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Parent, in each case, to the extent not otherwise prohibited by this Indenture;

                  (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Parent, the Company or the Parent's Restricted Subsidiaries, but in any event not to exceed $1.0 million in the aggregate outstanding at any one time;

                  (4) the payment of reasonable fees to directors of the Parent, the Company and the Parent's Restricted Subsidiaries who are not employees of the Parent, the Company or the Parent's Restricted Subsidiaries;

                  (5) any transaction exclusively between the Parent, the Company or any of the Parent's Restricted Subsidiaries, on one hand, and any other Restricted Subsidiary of the Parent, on the other hand, which would constitute an Affiliate Transaction solely because the Parent, the Company or a Restricted Subsidiary of the Parent owns an equity interest in or otherwise controls such Restricted Subsidiary; PROVIDED, that such transaction is not otherwise prohibited by this Indenture;

                  (6) any agreement or arrangement as in effect on the Issue Date and described in the Offering Circular or any renewals or extensions of any such agreement or arrangement (so long as such renewals or extensions are not less favorable to the Parent, the Company, or the applicable Restricted Subsidiary of the Parent or the Holders in any material respect as determined by the Board of Directors of the Parent in its reasonable and good faith judgment than the original agreement as in effect on the Issue Date) and the transactions evidenced thereby;

                  (7) indemnity provided in the ordinary course of business on behalf of officers, directors or employees of the Parent, the Company or the Parent's Restricted Subsidiaries; and

                  (8) the issuance and sale of Capital Stock (other than Disqualified Stock) that would not otherwise by prohibited by this Indenture which would constitute an Affiliate Transaction solely because such Capital Stock is issued and sold to a Person that is an equity holder of the Parent, the Company or such Restricted Subsidiary of the Parent.

                  SECTION 4.12. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

                  (a) The Parent and the Company will not, and will not permit any of the Parent's Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness, and the Parent and the Company will not issue any shares of Disqualified Stock and will not permit any of the Parent's Restricted Subsidiaries to issue any shares of Disqualified Stock; PROVIDED, HOWEVER, that the Parent, the Company or any of the Parent's Restricted Subsidiaries will be entitled to Incur Indebtedness and to issue shares of Disqualified Stock if, on the date of such Incurrence or issuance and after giving effect thereto on a PRO FORMA basis (including the application of the net proceeds therefrom), no Default or Event of Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds (1) 2.00 to 1.00 if such Indebtedness is Incurred or such shares of Disqualified Stock are issued on or prior to March 31, 2005 or (2)
2.25 to 1.00 if such Indebtedness is Incurred or such shares of Disqualified Stock are issued after March 31, 2005.

                  (b) Notwithstanding the foregoing CLAUSE (a), the Parent, the Company and the Parent's Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

                  (1) Indebtedness Incurred by the Parent, the Company or any of the Parent's Restricted Subsidiaries pursuant to the Credit Agreement; PROVIDED, HOWEVER, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this SUBCLAUSE (1) and then outstanding does not exceed the greater of (A) $185.0 million, LESS the sum of all principal payments made with respect to such Indebtedness pursuant to CLAUSE (A)(3)(A) of
         SECTION 4.16, LESS, without duplication, the sum of any permanent reductions of the commitments thereunder and (B) the Borrowing Base as of the date of such Incurrence;

                  (2) Indebtedness of the Parent owed to and held by the Company or any Subsidiary Guarantor or Indebtedness of the Company or any Subsidiary Guarantor owed to and held by the Parent, the Company or any Subsidiary Guarantor, in each case subject to no Lien held by a Person other than the Parent, the Company or any Subsidiary Guarantor; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any

         Capital Stock or any other event that results in any such Subsidiary Guarantor ceasing to be a Subsidiary Guarantor or any subsequent transfer of any such Indebtedness (except to the Parent, the Company or a Subsidiary Guarantor) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated, pursuant to a written agreement, to the prior payment in full in cash of all obligations with respect to the Notes and (C) if the Parent or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such obligor with respect to its Parent Guarantee or Subsidiary Guarantee, as applicable;

                  (3) the Notes and the Exchange Notes (other than any Additional Notes) in an aggregate principal amount not to exceed $175.0 million and the related Parent Guarantee and Subsidiary Guarantees;

                  (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in SUBCLAUSES (1), (2) or (3) of this CLAUSE
         (b)), reduced to the extent such amounts shall have been repaid or retired;

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to CLAUSE (A) of this SECTION 4.12 or pursuant to SUBCLAUSES (2), (3), (4) or (5) of this CLAUSE (b);

                  (6) Hedging Obligations consisting of (A) Interest Rate Agreements that are entered into for the purpose of fixing or hedging interest rates with respect to any outstanding fixed or variable rate Indebtedness permitted to be Incurred by the Parent, the Company or the Parent 's Restricted Subsidiaries pursuant to the Indenture; PROVIDED, that the notional amount of such Hedging Obligations at the time of the initial incurrence thereof shall not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate, and (B) Currency Agreements that are entered into for the purpose of fixing or hedging currency risks; PROVIDED, that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Parent, the Company and the Parent's Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                  (7) Indebtedness in respect of performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, completion or performance guarantees or standby letters of credit issued for the purpose of supporting such obligations and bank overdrafts (and letters of credit in respect thereof), in each case, Incurred in the ordinary course of business;

                  (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its Incurrence;

                  (9) Indebtedness consisting of any guarantee by the Parent or a Subsidiary Guarantor of Indebtedness Incurred pursuant to the SUBCLAUSES (3) or (4) of this CLAUSE (b) or pursuant to SUBCLAUSE (5) of this CLAUSE (b) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to SUBCLAUSES (3) or (4) of this CLAUSE (b);

                  (10) Indebtedness consisting of indemnification obligations Incurred in connection with the disposition of any business or assets, other than in respect of guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition; PROVIDED, that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Parent or the applicable Restricted Subsidiary of the Parent in connection with such disposition;

                  (11) Indebtedness represented by Capital Lease Obligations or Purchase Money Indebtedness incurred in the ordinary course of business and in an aggregate amount which, when taken together with all other Indebtedness of the Parent, the Company and the Parent's Restricted Subsidiaries Incurred pursuant to this SUBCLAUSE (11) and outstanding on the date of such Incurrence, does not exceed $5.0 million; and

                  (12) Indebtedness in an aggregate principal amount which, when taken together with all other Indebtedness of the Parent, the Company and the Parent's Restricted Subsidiaries Incurred pursuant to this SUBCLAUSE (12) and outstanding on the date of such Incurrence, does not exceed $15.0 million.

                  (c) Notwithstanding the foregoing, neither the Parent, the Company nor any Restricted Subsidiary of the Parent will Incur any Indebtedness pursuant to the foregoing CLAUSE (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Indebtedness of the Parent, the Company or any Restricted Subsidiary of the Parent Incurred on or prior to the Issue Date (other than the redemption of the Existing 12.75% Senior Subordinated Notes) unless such Indebtedness shall be subordinated to the Notes, the Parent Guarantee or the applicable Subsidiary Guarantee to at least the same extent as such Subordinated Indebtedness.

                  (d) For purposes of determining compliance with this SECTION 4.12, in the event that an item of Indebtedness meets the criteria of more than one of the categories described in SUBCLAUSES (1) through (12) of CLAUSE (b) above or is entitled to be incurred pursuant to the Consolidated Coverage Ratio provisions of CLAUSE (a) above, the Company shall, in its sole discretion, classify (or from time to time may reclassify) such item of Indebtedness in any manner that complies with this SECTION 4.12 and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an Incurrence of Indebtedness for the purposes of this SECTION 4.12.

                  SECTION 4.13. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES.

                  The Parent and the Company will not, and will not permit any of the Parent 's Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Parent (other than the Company) to (a) except with respect to any Restricted Subsidiary of the Parent that is not also a Restricted Subsidiary of the Company pay dividends or make any other distributions on its Capital Stock,(b) pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary of the Company, (c) make any loans or advances to the Company or any Restricted Subsidiary of the Company or (d) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except:

                  (1) with respect to CLAUSES (a), (b), (c) and (d),

                           (A) any encumbrance or restriction pursuant to an
                  agreement in effect at or entered into on the Issue Date, solely to the extent and manner in which such encumbrance or restriction is in effect as of the Issue Date;

                           (B) any encumbrance or restriction with respect to
                  any Restricted Subsidiary of the Parent pursuant to an agreement existing on or prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary of the Parent or was acquired by the Parent or any of its Restricted Subsidiaries (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of the Parent or was so acquired) and outstanding on such date; PROVIDED, that, such encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Restricted Subsidiary;

                           (C) any encumbrance or restriction pursuant to an
                  agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in SUBCLAUSE (A) or (B) of CLAUSE (1) of this SECTION 4.13 or this SUBCLAUSE (C) or contained in any amendment to an agreement referred to in SUBCLAUSE (A) or (B) of CLAUSE (1) of this SECTION 4.13 or this SUBCLAUSE (C); PROVIDED, HOWEVER, that the provisions relating to such encumbrances and restrictions contained in the instruments governing such Indebtedness are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Parent in its reasonable and good faith judgment than the provisions relating to such encumbrances and restrictions contained in such predecessor agreements;

                           (D) any encumbrance or restriction with respect to
                  any Restricted Subsidiary of the Parent imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; PROVIDED, that such agreement and the transactions contemplated thereby do not violate the provisions of this Indenture;

                           (E) any encumbrance or restriction pursuant to
                  applicable law;

                           (F) any encumbrance or restriction pursuant to the
                  Credit Agreement; PROVIDED, HOWEVER, that the provisions relating to such encumbrances and restrictions contained in the Credit Agreement are no less favorable to the Holders in any material respect as determined by the Board of Directors of the Parent in its reasonable and good faith judgment than the provisions relating to such encumbrances and restrictions contained in the Credit Agreement as in effect on the Issue Date; and

                           (G) customary limitations on dividends and
                  distributions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and

                  (2) with respect to CLAUSE (d) only,

                           (A) any encumbrance or restriction consisting of
                  customary nonassignment provisions in leases governing leasehold interests to the extent (i) such provisions restrict the transfer of the lease or the property leased thereunder and (ii) such provisions do not violate the provisions of this Indenture;

                           (B) any encumbrance or restriction contained in
                  security agreements or mortgages securing Indebtedness of any Restricted Subsidiary of the Parent to the extent (i) such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages,
                  (ii) such security agreements or mortgages do not violate the provisions of this Indenture, and (iii) such Indebtedness was Incurred in accordance with the provisions of this Indenture;

                           (C) customary restrictions on subletting or
                  assignment and net worth covenants contained in any lease governing a leasehold interest of any Restricted Subsidiary of the Parent entered into in the ordinary course of business;

                           (D) customary limitations on the disposition or
                  distribution of assets or property in joint venture agreements and other similar agreements (in each case solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business; and

                           (E) customary limitations on transfer contained in
                  agreements governing Purchase Money Indebtedness not incurred in violation of this Indenture relating to property acquired in the ordinary course of business; provided, however, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness.

                  SECTION 4.14. ADDITIONAL SUBSIDIARY GUARANTEES.

                  The Parent will cause each of its Domestic Restricted Subsidiaries created or acquired, or which otherwise become Domestic Restricted Subsidiaries, after the Issue Date to, and each Foreign Subsidiary that enters into any guarantee of any Indebtedness of the Parent, the Company or any of the Parent's Restricted Subsidiaries (other than a Foreign Subsidiary that guarantees only Indebtedness Incurred by another Foreign Subsidiary) to, in each case at the same time as such creation, acquisition, other event or guarantee, execute and deliver to the Trustee a Guaranty Agreement, in a form satisfactory to the Trustee, pursuant to which such Domestic Restricted Subsidiary or Foreign Subsidiary will guarantee payment of the Notes on the same terms and conditions as those set forth in ARTICLE 10 of this Indenture.

                  In connection with, and at the same time as, the execution and delivery of any Guaranty Agreement by any Domestic Restricted Subsidiary of the Parent or any Foreign Subsidiary as required by this SECTION 4.14, such Domestic Restricted Subsidiary or any Foreign Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that such Guaranty Agreement has been duly authorized, executed and delivered by such Domestic Restricted Subsidiary or Foreign Subsidiary, constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary or Foreign Subsidiary and complies with this Indenture

                  SECTION 4.15. LIMITATION ON CHANGE OF CONTROL.

                  (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the requirements described in CLAUSE (B) below (the "CHANGE OF CONTROL OFFER") at a purchase price equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  (b) Within 30 days following any Change of Control, the Company shall mail, by first class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

                  (1) that a Change of Control has occurred and that such Holder has the right, pursuant to this SECTION 4.15, to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest (and Additional Interest, if any), to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control;

                  (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "CHANGE OF CONTROL PAYMENT DATE");

                  (4) that, to the extent lawful, all Notes tendered in the Change of Control Offer and not withdrawn shall be accepted for payment

                  (5) that any Note not tendered in the Change of Control Offer shall continue to accrue interest;

                  (6) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (7) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                  (8) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased; and

                  (9) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; PROVIDED, that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof.

                  If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depository applicable to repurchases.

                  On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; PROVIDED, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this SECTION 4.15, the Trustee shall act as the Paying Agent.

                  Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

                  Neither the Board of Directors of the Company nor the Responsible Officers of the Trustee may waive the Company's obligation to offer to purchase the Notes pursuant to this SECTION 4.15.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this SECTION 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this SECTION 4.15 by virtue thereof.

                  The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this SECTION 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  SECTION 4.16. LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

                  (a) The Parent and the Company will not, and will not permit any of the Parent's Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

                  (1) the Parent, the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration) of the shares and assets sold or otherwise disposed of in such Asset Disposition;

                  (2) at least 75% of the consideration thereof received by the Parent, the Company or such Restricted Subsidiary is in the form of cash or cash equivalents and is received at the time of such Asset Disposition; and

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                  (3) upon the consummation of such Asset Disposition, the
         Parent or the Company shall apply, or cause such Restricted Subsidiary to apply, an amount equal to 100% of the Net Available Cash from such Asset Disposition within the Applicable Required Period:

                           (A) FIRST, to the extent the Parent or the Company
                  elects (or is required by the terms of the Credit Agreement), to prepay, repay, redeem or purchase Indebtedness incurred under the Credit Agreement (and permanently reduce the commitments thereunder; PROVIDED, HOWEVER, that neither the Parent nor the Company shall be obligated to permanently reduce revolving commitments under the Credit Agreement in respect of any Net Available Cash constituting Deferred Lagoon Net Available Cash applied pursuant to this SUBCLAUSE (A) in reduction of revolving Indebtedness incurred under the Credit Agreement);

                           (B) SECOND, to the extent of the balance of such Net
                  Available Cash after application in accordance with SUBCLAUSE
                  (A) above, to the extent the Parent or the Company elects, to acquire Additional Assets; and

                           (C) THIRD, to the extent of the balance of such Net
                  Available Cash after application in accordance with SUBCLAUSES
                  (A) and (B), to make a Net Available Cash Offer in accordance with CLAUSE (b) below;

                  Notwithstanding the foregoing provisions of this CLAUSE (a), the Parent, the Company and the Parent's Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this SECTION 4.16 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this SECTION 4.16 exceeds $5.0 million (at which time, all such Net Available Cash, and not just such excess, shall be applied in accordance with this SECTION 4.16). Pending application of Net Available Cash pursuant to this SECTION 4.16, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

                  For the purposes of this SECTION 4.16, securities or assets received by the Parent, the Company or any Restricted Subsidiary of the Parent from the transferee that are promptly converted by the Parent, the Company or such Restricted Subsidiary into cash shall be deemed to be cash or cash equivalents, to the extent of the cash received in that conversion.

                  (b) To the extent that the Parent, the Company or the applicable Restricted Subsidiary of the Parent does not apply all of the Net Available Cash in respect of an Asset Disposition in accordance with CLAUSES
(a)(3)(A) and (a)(3)(B) above within the Applicable Required Period (or such earlier date that the Board of Directors of the Parent, the Company or such Restricted Subsidiary determines not to apply such Net Available Cash in such manner), then on the final day of the Applicable Required Period (or such earlier date) (each, a "NET AVAILABLE CASH OFFER TRIGGER DATE"), such aggregate amount of Net Available Cash which has not been applied on or before such Net Available Cash Offer Trigger Date as permitted in CLAUSES (a)(3)(A) and
(a)(3)(B) above (each a "NET AVAILABLE CASH OFFER AMOUNT") shall be applied by the Parent, the Company or such Restricted Subsidiary to make an offer to purchase (the "NET AVAILABLE CASH OFFER") on a date (the "NET AVAILABLE CASH OFFER PAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Available Cash Offer Trigger Date, from all Holders of the Notes and from all holders of other PARI PASSU Indebtedness that contain similar terms requiring an offer to purchase to be made with the proceeds of an Asset Disposition, on a PRO RATA basis in proportion to the respective principal amounts of the Notes and such other PARI PASSU Indebtedness (or accreted values in the case of PARI PASSU Indebtedness issued with original issue discount), that amount of Notes and such other PARI PASSU Indebtedness equal to the Net

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Available Cash Offer Amount at a price equal to 100% of the principal amount thereof (or accreted value in the case of PARI PASSU Indebtedness issued with original issue discount) of the Notes and such other PARI PASSU Indebtedness to be so purchased, plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Parent, the Company or any Restricted Subsidiary of the Parent, as the case may be, in connection with any Asset Disposition is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Disposition hereunder on the date of such conversion or disposition, as the case my be, and the Net Available Cash Proceeds thereof shall be applied in accordance with this SECTION 4.16.

                  Each notice of a Net Available Cash Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Available Cash Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Available Cash Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders of the Notes and the holders of other PARI PASSU Indebtedness of the Company properly tender Notes and such other PARI PASSU Indebtedness in accordance with the provisions of this Indenture in connection with the Net Available Cash Offer in an amount exceeding the Net Available Cash Offer Amount, the Notes of the tendering Holders and the other PARI PASSU Indebtedness of the tendering holders thereof will be purchased on a pro RATA basis (based on amounts so tendered). A Net Available Cash Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

                  (c) Notwithstanding CLAUSES (a) and (b) above, the Parent, the Company and the Parent's Restricted Subsidiaries will be permitted to enter into and consummate an Asset Swap without complying with such CLAUSES (a) and (b) to the extent that:

                  (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof;

                  (2) the consideration received by the Parent, the Company or such Restricted Subsidiary in such Asset Swap is at least equal to the fair market value of the assets disposed of by the Parent, the Company or such Restricted Subsidiary in such Asset Swap;

                  (3) a majority of the members of the Board of Directors of the Parent shall have, prior to the consummation of the Asset Swap, determined in good faith that the criteria set forth in SUBCLAUSE (2) above is satisfied and shall have approved the terms of such Asset Swap as evidenced by a resolution of the Board of Directors of the Parent delivered to the Trustee; and

                  (4) if such Asset Swap (or series of related Asset Swaps which are similar or part of a common plan) involves assets with a value in excess of $5.0 million, the Board of Directors of the Parent shall also have, prior to the consummation thereof, received, and delivered to the Trustee, a written opinion from an Independent Qualified Party to the effect that the criteria set forth in SUBCLAUSE (2) above is satisfied.

                  (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this
SECTION 4.16. To the extent that the provisions of any securities laws or regulations conflict with provisions of this SECTION 4.16, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this SECTION 4.16 by virtue of its compliance with such securities laws or regulations.

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

                  SECTION 4.17. PAYMENTS FOR CONSENT.

                  The Parent and the Company will not, and will not permit any of the Parent's Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waiver, or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                  SECTION 4.18. LIMITATION ON LIENS.

                  The Parent and the Company will not, and will not permit any of the Parent's Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Parent, the Company or any of the Parent's Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom; PROVIDED, that, the Parent, the Company and any of the Parent's Restricted Subsidiaries may create any Lien upon any of their properties or assets (including, but not limited to, any Capital Stock of its Subsidiaries) if:

                  (1) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens until such time as such Subordinated Indebtedness is no longer secured by a Lien; and

                  (2) in all other cases, the Notes are equally and ratably secured by a Lien on such property, assets or proceeds until such time as such property, assets or proceeds is no longer secured by a Lien.

                  SECTION 4.19. LIMITATION ON LINE OF BUSINESS.

                  The Parent and the Company will not, and will not permit any of the Parent's Restricted Subsidiaries to, directly or indirectly, engage in any business other than a Related Business.

                  SECTION 4.20. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  The Parent and the Company:

                  (1) will not, and will not permit any of the Parent's Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any Capital Stock of the Company or any Restricted Subsidiary of the Parent to any Person (other than the Parent, the Company or a Wholly Owned Restricted Subsidiary); and

                  (2) will not permit any of the Parent's Restricted Subsidiaries (other than the Company) to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Parent, the Company or a Wholly Owned Restricted Subsidiary),

         unless, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary of the Parent and any Investment in such Person remaining after giving effect thereto is treated as a new Investment by the Parent and such Investment would be permitted to be made under
         SECTION 4.10 if made on the date of such issuance, sale or other disposition.

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

                  SECTION 4.21. LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

                  The Parent and the Company will not, and will not permit any of the Parent's Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction; PROVIDED, that the Parent, the Company or the Parent's Restricted Subsidiaries may enter into a Sale/Leaseback Transaction if:

                  (1) either (A) the Parent, the Company or such Restricted Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness (or Capital Lease Obligation, as applicable) relating to such Sale/Leaseback Transaction pursuant to CLAUSE (a) of SECTION 4.12 and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to
         SECTION 4.18, or (B) the Attributable Debt (or Capital Lease Obligation, as applicable) relating to such Sale/Leaseback Transaction, when added to the aggregate amount of Attributable Debt (and Capital Lease Obligations, as applicable) Incurred by the Parent, the Company and the Parent 's Restricted Subsidiaries with respect to all Sale/Leaseback Transactions previously entered into by the Parent, the Company and or the Parent's Restricted Subsidiaries pursuant to this SUBCLAUSE (1)(B) during the fiscal year of the Company in which such Sale/Leaseback Transaction is entered into does not exceed $500,000;
                  (2) the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of such Sale/Leaseback Transaction; and

                  (3) the transfer of assets in such Sale/Leaseback Transaction is permitted by, and the Parent, the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with,
         SECTION 4.16.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

                  SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS.

                  (a) The Company will not consolidate with or merge with or into, or sell, assign, convey, transfer or lease or otherwise dispose of (or cause or permit any of its Restricted Subsidiaries to sell, assign, convey, transfer or lease or otherwise dispose of), in one transaction or a series of transactions, directly or indirectly, all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

                  (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary thereof as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

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

                  (3) immediately after giving PRO FORMA effect to such transaction, (y) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to CLAUSE (a) of SECTION 4.12, and (z) the Successor Company shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

                  (5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

                  Notwithstanding the foregoing, SUBCLAUSE (3) above will not be applicable to a Restricted Subsidiary of the Company consolidating with, merging into or transferring all or part of its properties and assets to the Company or a Wholly Owned Restricted Subsidiary.

                  (b) The Parent will not consolidate with or merge with or into, or sell, assign, convey, transfer or lease or otherwise dispose of (or cause or permit any of its Restricted Subsidiaries to sell, assign, convey, transfer or lease or otherwise dispose of), in one transaction or a series of transactions, directly or indirectly, all or substantially all of the Parent's assets (determined on a consolidated basis for the Parent and the Parent's Restricted Subsidiaries) to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "SURVIVING COMPANY") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Surviving Company shall expressly assume, by a Guaranty Agreement (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of the Parent under this Indenture;

                  (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Surviving Company or any Subsidiary thereof as a result of such transaction as having been Incurred by such Surviving Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                  (3) immediately after giving PRO FORMA effect to such transaction, (y) the Surviving Company would be able to Incur an additional $1.00 of Indebtedness pursuant to CLAUSE (A) of SECTION 4.12, and (z) the Surviving Company shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Parent immediately prior to such transaction;

                  (4) the Parent shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture; and

                  (5) the Parent shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

                  Notwithstanding the foregoing, SUBCLAUSE (3) above will not be applicable to a Restricted Subsidiary of the Parent consolidating with, merging into or transferring all or part of its properties and assets to the Parent or a Wholly Owned Restricted Subsidiary.

                  (c) The Parent will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or sell, assign, convey, transfer or lease or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its assets, or issue or sell all of its Capital Stock, to any Person unless:

                  (1) the resulting, surviving or transferee Person (if not such Subsidiary Guarantor)shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor, if any, under its Guarantee; PROVIDED, HOWEVER, that the restriction set forth in this SUBCLAUSE (1) shall not be applicable with respect to (a) any disposition of a Subsidiary Guarantor in its entirety, whether through a merger, consolidation or sale of Capital Stock or assets, to the Parent, the Company or any Wholly Owned Restricted Subsidiary or (b) any disposition of a Subsidiary Guarantor in its entirety, whether through a merger, consolidation or sale of Capital Stock or assets, to any other Person if in connection therewith the Parent provides an Officers' Certificate to the Trustee to the effect that the Parent and the Company will comply with their respective obligations under SECTION
         4.16 in respect of such disposition;

                  (2) immediately after giving effect to such transaction or transactions on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and

                  (3) the Parent delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.

                  (d) For purposes of this SECTION 5.01, the transfer or other disposition (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of any Person the Capital Stock of which constitutes, directly or indirectly, all or substantially all of the properties and assets of such Person, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Person.

                                  ARTICLE SIX

                              DEFAULT AND REMEDIES

                  SECTION 6.01. EVENTS OF DEFAULT.

                  Each of the following is an "EVENT OF DEFAULT":

                  (1) a default in the payment of premium, if any, interest (including Additional Interest, if any) or any other amount (other than principal of the Notes) on the Notes when the same becomes due, and such default continues for 30 days;

                  (2) a default in the payment of principal of any Note when due at its maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Available Cash Offer);

                  (3) the failure by the Parent or the Company to comply with their respective obligations under SECTION 5.01;

                  (4) the failure by the Parent, the Company or any of the Parent's Restricted Subsidiaries to comply for 30 days after notice with any of their respective obligations under any covenant or agreement contained in this Indenture (other the failure to pay principal, premium, if any, interest (including Additional Interest, if any) or any other amount on any Note or SECTION 5.01);

                  (5) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Parent, the Company or any of the Parent's Restricted Subsidiaries, or the acceleration of the final stated maturity of any such Indebtedness, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $5.0 million or more at any time;

                  (6) the Parent, the Company or any Significant Subsidiary of either the Parent or the Company (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors; or (E) takes any corporate action to authorize or effect any of the foregoing;

                  (7) a court of competent jurisdiction enters an order or decree that (A) is an order for relief in respect of the Parent, the Company or any Significant Subsidiary of either the Parent or the Company in an involuntary case under any Bankruptcy Code, (B) appoints a Custodian of the Parent, the Company or any Significant Subsidiary of either the Parent or the Company or for substantially all of its property or (C) orders the winding-up or liquidation of its affairs; and such order or decree shall remain unstayed and in effect for a period of sixty (60) consecutive days;

                  (8) any judgment or decree for the payment of money in excess of $5.0 million is entered against the Parent, the Company or any of the Parent's Restricted Subsidiaries, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed within such 60-day period;

                  (9) (A) the Parent Guarantee or the Subsidiary Guarantee of any Subsidiary Guarantor which is a Significant Subsidiary of the Parent either (i) ceases to be in full force and effect, (ii) is declared to be null and void and unenforceable or (iii) is found to be invalid or (B) the Parent or any such Subsidiary Guarantor denies or disaffirms its liability under the Parent Guarantee or such Subsidiary Guarantor's Subsidiary Guarantee, as applicable (other than by reason of release of the Parent or such Subsidiary Guarantor in accordance with the terms of this Indenture); or

                  (10) either (A) the Company shall have failed on the Issue Date to (i) deposit with the paying agent under the Existing 12.75% Senior Subordinated Notes Indenture an amount sufficient to redeem all of the outstanding Existing 12.75% Senior Subordinated Notes in accordance with Section 3.05 of the Existing 12.75% Senior Subordinated Notes Indenture, or (ii) deliver a notice of redemption to the trustee under the Existing 12.75% Senior Subordinated Notes Indenture in accordance with Section 3.03 of the Existing 12.75% Senior Subordinated Notes Indenture, or (B) the Company shall have failed to redeem and retire all of the outstanding Existing 12.75% Senior Subordinated Notes in accordance with the Existing 12.75% Senior Subordinated Notes Indenture on or prior to the date that is 45 days following the Issue Date.

                  However, a default under CLAUSE (4) above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

                  SECTION 6.02. ACCELERATION.

                  (a) If an Event of Default (other than an Event of Default specified in SECTION 6.01(6) or (7) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable.

                  (b) If an Event of Default specified in SECTION 6.01(6) or (7) above with respect to the Company occurs and is continuing, then all unpaid principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  (c) At any time after a declaration of acceleration with respect to the Notes as described in SECTION 6.02(a) or (b), the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

                  (1) if the rescission would not conflict with any judgment or decree;

                  (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration;

                  (3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal and premium, if any, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

                  (5) in the event of the cure or waiver of an Event of Default of the type specified in SECTION 6.01(6) or (7) above, the Trustee shall have received an Officers' Certificate from the Parent and the Company and an Opinion of Counsel that such Event of Default has been cured or waived.

         No such rescission shall affect any subsequent Default or impair any right consequent thereto.

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

                  SECTION 6.03. OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes and this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS.

                  Subject to SECTIONS 2.09, 6.07 and 9.02, the Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default and its consequences, except (other than as provided in SECTION 6.02(c)) a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes. When a Default or Event of Default is waived, it is cured and ceases to exist.

                  SECTION 6.05. CONTROL BY MAJORITY.

                  Subject to SECTION 2.09, the Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in SECTION 6.03. Subject to SECTION 7.01, however, the Trustee may refuse to follow any direction (which direction, if sent to the Trustee, shall be in writing) that the Trustee reasonably believes conflicts with any applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; PROVIDED, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction (which direction, if sent to the Trustee, shall be in writing).

                  SECTION 6.06. LIMITATION ON SUITS.

                  Except to enforce the right to receive payment of principal, premium (if any) or interest (including Additional Interest, if any) when due, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

                  (2) subject to SECTION 2.09, Holders of at least 25% in principal amount of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

                  (3) such Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

                  (4) the Trustee has not complied with such request within sixty (60) days after receipt of the request and the offer of security or indemnity; and

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

                  (5) during such sixty (60) day period, the Holders of a majority in principal amount of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                  SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in SECTION 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest (including Additional Interest, if any) remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in SECTION 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel and any other amounts due the Trustee under SECTION 7.07 hereof.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.07. The Company's payment obligations under this SECTION 6.09 shall be secured in accordance with the provisions of SECTION 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. PRIORITIES.

                  If the Trustee collects any money or property pursuant to this ARTICLE SIX, it shall pay out the money in the following order:

                  First: to the Trustee for amounts due under SECTION 7.07;

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

                  Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

                  Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

                  Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this
SECTION 6.10.

                  SECTION 6.11. UNDERTAKING FOR COSTS.

                  All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

                  SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

                                 ARTICLE SEVEN

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

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

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, HOWEVER, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this CLAUSE (c) does not limit the effect of CLAUSE (b) of this SECTION 7.01;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under this Indenture if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to CLAUSES (a), (b), (c) and (d) of this SECTION 7.01.

                  (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

                  SECTION 7.02. RIGHTS OF TRUSTEE.

                  Subject to SECTION 7.01:

                  (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate.

                  (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

                  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                  (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a Board Resolution.

                  (h) The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee shall have actual knowledge thereof or the Trustee shall have received from the Company, the Parent or any Subsidiary Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in SECTION 11.02 hereof, and such notice references the Notes and this Indenture.

                  (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any persons authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

                  (k) The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

                  (l) The Trustee may consult with counsel of its selection and the advice of such counsel as evidenced by a Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

                  (m) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

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

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Parent, Company, any Subsidiary of the Parent or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must either eliminate such conflict, apply to the Commission for permission to continue as trustee or resign. The Trustee must comply with SECTIONS 7.10 and 7.11, and the Trustee is subject to TIA Sections 310(b) and 311.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER.

                  The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture or the Notes, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, or any other documents in connection with the issuance of the Notes other than the Trustee's certificate of authentication.

                  SECTION 7.05. NOTICE OF DEFAULT.

                  If a Default or an Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has actual knowledge or has received written notice from the Parent, the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within ninety (90) days thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with ARTICLE FIVE, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interest of the Holders.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

                  Within sixty (60) days after each September 15, beginning with September 15, 2004, and for so long as any Notes are outstanding, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

                  A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the Commission and each stock exchange or market, if any, on which the Notes are listed or quoted.

                  The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

                  SECTION 7.07. COMPENSATION AND INDEMNITY.

                  The Company agrees: (i) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provisions of this Indenture (including the compensation and expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith.

                  The Company, the Parent and the Subsidiary Guarantors, jointly and severally, agree to indemnify each of the Trustee or any predecessor Trustee and their agents for, and to hold each of them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing this SECTION 7.07, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith.

                  The Trustee shall have a lien prior to the Notes as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this SECTION 7.07, except with respect to funds held in trust for the benefit of the Holders of particular Notes.

                  When an the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.01(6) or 6.01(7) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

                  The obligations of the Company, the Parent and the Subsidiary Guarantors under this SECTION 7.07 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

                  The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE.

                  The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:

                  (1) the Trustee fails to comply with SECTION 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian, receiver or other public officer takes charge of the Trustee or its property; or (4) the Trustee becomes incapable of acting with respect to the Notes.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring or removed Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in SECTION 7.07. Upon request of the Company or the successor Trustee, such retiring or removed Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                  If a successor Trustee does not take office within thirty (30) days after the retiring or removed Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

                  If the Trustee fails to comply with SECTION 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  Notwithstanding any resignation or replacement of the Trustee pursuant to this SECTION 7.08, the Company's, the Parent's and the Subsidiary Guarantors' obligations under SECTION 7.07 shall continue for the benefit of the outgoing Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such Person shall be otherwise qualified and eligible under this ARTICLE SEVEN.

                  In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall at all times be organized and doing business under the laws of the United States of America or of and state thereof and be authorized under such laws to exercise corporate trustee power, and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA
Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST
COMPANY.

                  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

                  SECTION 8.01. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

                  (a) The Company may, at its option and at any time, elect to have either CLAUSE (b) or (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in CLAUSE (d).

                  (b) Upon the Company's exercise under CLAUSE (a) of the option applicable to this CLAUSE (B), the Company, the Parent and the Subsidiary Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes on the date the applicable conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in SUBCLAUSES (i) and (ii) below, and the Company, the Parent and the Subsidiary Guarantors shall be deemed to have satisfied all their other obligations under this Indenture, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in CLAUSE (d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (ii) obligations listed in SECTION 8.03, subject to compliance with this SECTION 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's, the Parent's and the Subsidiary Guarantors' obligations in connection therewith. The Company may exercise its option under this CLAUSE (b) notwithstanding the prior exercise of its option under CLAUSE (c) below with respect to the Notes.

                  (c) Upon the Company's exercise under CLAUSE (a) of the option applicable to this CLAUSE (c), the Parent, the Company and the Parent's Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in ARTICLE FIVE, SECTION 4.03 (except with respect to the corporate existence of the Company), SECTIONS 4.04 through 4.08, and SECTIONS 4.10 through 4.21 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Parent, the Company and the Parent's Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under SECTION 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under CLAUSE (a) above of the option applicable to this CLAUSE (c), subject to the satisfaction of the conditions set forth in CLAUSE (d) below, SECTIONS 6.01(3), 6.01(4), 6.01(5), 6.01(8), 6.01(9) and 6.01(10) shall not constitute
Events of Default.

                  (d) The following shall be the conditions to application of either CLAUSE (B) or (C) above to the outstanding Notes:

                  (1) The Company shall have irrevocably deposited in trust with the Trustee, solely for the benefit of the Holders, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts and at such times as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants selected by the Company, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the stated dates for payment or redemption, as the case may be; PROVIDED, HOWEVER, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments;

                  (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which is used to fund the deposit referenced in SUBCLAUSE
         (1) of this CLAUSE (D) concurrently with such Incurrence) and no Default or Event of Default of the type described in SECTION 6.01(6) or 6.01(7) shall occur at any time in the period ending on the 91st day after the date of deposit referenced in SUBCLAUSE (1) of this CLAUSE
         (d);

                  (3) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default hereunder (other than a Default or Event of Default resulting from the Incurrence of Indebtedness, all or a portion of which is used to fund the deposit referenced in SUBCLAUSE (1) of this CLAUSE (D) concurrently with such Incurrence) or any other material agreement or instrument to which the Parent, the Company or any of the Parent's Restricted Subsidiaries is a party or by which the Parent, the Company or any of the Parent's Restricted Subsidiaries is bound;

                  (4) (i) In the event the Company elects CLAUSE (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that
         (A) the Company have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) in the event the Company elects CLAUSE (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (5) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under SUBCLAUSE (1) of this CLAUSE (d) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (6) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

                  (7) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by SECTION 8.01(D)(4)(I) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                  In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

                  SECTION 8.02. SATISFACTION AND DISCHARGE.

                  In addition to the Company's rights under SECTION 8.01, the Company may terminate all of the Parent's, the Company's and the Parent's Restricted Subsidiaries' obligations under this Indenture (subject to SECTION 8.03), and this Indenture and the Notes shall be discharged and shall cease to be in effect when:

                  (1) either:

                           (a) all Notes that have been authenticated (except
                  lost, stolen or destroyed Notes that have been replaced or paid as provided in SECTION 2.07 and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the
                  Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year under arrangements reasonably satisfactory to the Trustee and the Company, the Parent or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company, the Parent or any Subsidiary Guarantor is a party or by which the Company, the Parent or any Subsidiary Guarantor is bound;

                  (3) the Company, the Parent and each Subsidiary Guarantor has paid or caused to be paid all other sums payable by it under this Indenture;

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

                  (5) the Company shall have delivered an Officers' Certificate and an Opinion of Counsel to the Trustee confirming the satisfaction of all conditions set forth in CLAUSES (1), (2), (3) and (4) above.

                  SECTION 8.03. SURVIVAL OF CERTAIN OBLIGATIONS.

                  Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in SECTION 8.01 or 8.02, the obligations of the Company under SECTIONS 2.03, 2.04, 2.06, 2.07, 2.08, 2.10, 4.02, 4.07,
8.05, 8.06 and 8.07 and, solely with respect to SECTION 7.07, the obligations of the Company, the Parent and the Subsidiary Guarantors thereunder, shall survive until the Notes are no longer outstanding, and thereafter only the obligations of the Company under SECTIONS 8.05, 8.06 and 8.07 and, solely with respect to
SECTION 7.07, the obligations of the Company, the Parent and the Subsidiary Guarantors thereunder, shall survive.

                  SECTION 8.04. ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

                  Subject to SECTION 8.07, after (i) the conditions of SECTION
8.01 or 8.02 have been satisfied, and (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in SECTION 8.03.

                  SECTION 8.05. APPLICATION OF TRUST MONEYS.

                  The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations (including the proceeds thereof) deposited with it in the irrevocable trust established pursuant to SECTION 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture, to the payment of principal of, premium, if any, and interest and Additional Interest, if any, on the Notes. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assed against the U.S. Legal Tender or U.S. Government Obligations (including the proceeds thereof) held by the Trustee as provided in SECTION 8.01(d) or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders. Anything in this ARTICLE EIGHT to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in SECTION 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 8.06. REPAYMENT TO THE COMPANY; UNCLAIMED MONEY.

                  Subject to SECTIONS 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall pay to the Company, upon written request from the Company any money deposited with the Trustee or Paying Agent in trust for the payment of principal, premium, if any, or interest or Additional Interest, if any, on the Notes that remains unclaimed for two years after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                  SECTION 8.07. REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with SECTION 8.01 or
8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company, the Parent and the Subsidiary Guarantors under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to SECTION 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with SECTION 8.01 or 8.02; PROVIDED, HOWEVER, that if the Company has made any payment of premium, if any, or interest or Additional Interest, if any, on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

                  From time to time, the Company, the Parent, the Subsidiary Guarantors and the Trustee, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes and the Registration Rights Agreement:

                  (1) to cure any ambiguity, omission, defect or inconsistency contained therein;

                  (2) to provide for the assumption by a successor corporation of the Company's, the Parent's or a Subsidiary Guarantor's obligations under this Indenture and the Notes to the extent permitted under this Indenture;

                  (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (PROVIDED, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

                  (4) to add Subsidiary Guarantees with respect to the Notes or to secure the Notes;

                  (5) to add to the covenants of the Parent, the Company or the Restricted Subsidiaries of the Parent for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Parent, the Company or a Restricted Subsidiary of the Parent; or

                  (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  so long as, in each case, such amendment does not adversely affect the rights of any Holder of the Notes, as evidenced by an Opinion of Counsel.

                  SECTION 9.02. WITH CONSENT OF HOLDERS.

                  Subject to SECTIONS 6.04 and 6.07, the Company, the Parent, the Subsidiary Guarantors and the Trustee together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes (subject to SECTION 2.09), may amend or supplement this Indenture, the Notes and any other agreements and instruments entered into by any of them in connection therewith without prior notice to any other Holders. Subject to SECTIONS 6.04, 6.07 and 2.09, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes and any other agreements and instruments entered into by any of them in connection therewith without prior notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to SECTION 6.04, shall without the consent of each Holder of each Note affected thereby:

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

                  (2) reduce the rate of or extend the time for payment of interest (including Additional Interest) on any Note;

                  (3) reduce the principal of or extend the Stated Maturity of any Note;

                  (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed under SECTION 3.01;

                  (5) after the obligation to purchase Notes arises hereunder, amend, change or modify in any material respect any obligation to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Available Cash Offer with respect to any Asset Disposition that has been consummated or, after such Change of Control has occurred or such Asset Disposition has been consummated, modify any of the provisions or definitions with respect thereto;

                  (6) make any Note payable in money other than that stated in the Note;

                  (7) impair the right of any Holder of the Notes to receive payment of principal of and interest (including Additional Interest) on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (8) make any change in the amendment or waiver provisions which require each Holder's consent;

                  (9) make any change in the ranking or priority of any Note if such change would adversely affect the Holders;

                  (10) make any change in, or release, other than in accordance with this Indenture, the Parent Guarantee or any Subsidiary Guarantee if such change or release would adversely affect the Holders; or

                  (11) make any change to SECTION 9.01 or this SECTION 9.02.

                  It shall not be necessary for the consent of the Holders under this SECTION 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplement or waiver under this SECTION
9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

                  SECTION 9.03. COMPLIANCE WITH TIA.

                  Every amendment, waiver or supplement of this Indenture, the Notes, the Parent Guarantee or the Subsidiary Guarantees shall comply with the TIA as then in effect.

                  SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes or such Officers' Certificate, whichever first occurs, and the execution thereof by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under SECTION 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

                  After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of CLAUSES (1) through (10) of SECTION 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest (and Additional Interest, if any) on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                  SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. If the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company.

                  SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this ARTICLE NINE; PROVIDED, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent to the execution of such amendment, supplement or waiver have been satisfied and complied with. Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Company.

                                  ARTICLE TEN

                   PARENT GUARANTEE AND SUBSIDIARY GUARANTEES

                  SECTION 10.01. GUARANTEES.

                  By its execution hereof, the Parent and each Subsidiary Guarantor acknowledges and agrees that it receives substantial benefits from the Company and that the Parent or such Subsidiary Guarantor is providing the Parent Guarantee or its Subsidiary Guarantee, as applicable, for good and valuable consideration, including, without limitation, such substantial benefits and services. The Parent and each Subsidiary Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, guarantees, to each of the Holders and to the Trustee and their respective successors and assigns that (i) the principal of, premium, if any and interest (including Additional Interest, if any) on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether at stated maturity, upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders and the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof or thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, subject, however, in the case of CLAUSES (I) and (II) above, to the limitations set forth in SECTION 10.03. The Parent Guarantee and each Subsidiary Guarantee shall rank senior in right of payment to all subordinated Indebtedness of the Parent or the applicable Subsidiary Guarantor, as applicable, and equal in right of payment with all other senior obligations of the Parent or such Subsidiary Guarantor, as applicable, including borrowings or guarantees of borrowings under the Credit Agreement. The Parent and each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of the Parent or any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Parent or a Subsidiary Guarantor. The Parent and each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Parent Guarantee or Subsidiary Guarantee, as applicable, shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture, the Parent Guarantee and the Subsidiary Guarantees. If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Parent or any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company, the Parent or any Subsidiary Guarantor, any amount paid by the Company, the Parent or any Subsidiary Guarantor to the Trustee or such Holder, the Parent Guarantee or the applicable Subsidiary Guarantee, as applicable, to the extent theretofore discharged, shall be reinstated in full force and effect. The Parent and each Subsidiary Guarantor further agrees that, as between the Parent and each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE SIX for the purposes of the Parent Guarantee or Subsidiary Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in ARTICLE SIX, such obligations (whether or not due and payable) shall forthwith become due and payable by the Parent and each Subsidiary Guarantor for the purpose of the Parent Guarantee and Subsidiary Guarantees.

                  SECTION 10.02. RELEASE OF A GUARANTOR.

                  A Subsidiary Guarantor will be automatically and unconditionally released from its Subsidiary Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

                  (1) if all of the Capital Stock issued by such Subsidiary Guarantor or all or substantially all of the assets of such Subsidiary Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person (other than a sale of the Capital Stock of such Subsidiary Guarantor to the Parent, the Company or another Subsidiary Guarantor) in accordance with the provisions of this Indenture and the Company delivers an Officers' Certificate to the Trustee to the effect that the Company shall company with its obligations, if any, under SECTION 4.16 in respect of such sale or disposition;

                  (2) if, as a result of a sale of the Capital Stock of such Subsidiary Guarantor to a Person in accordance with the provisions of this Indenture, such Subsidiary Guarantor ceases to be a Restricted Subsidiary of the Parent and the Company delivers an Officers' Certificate to the Trustee to the effect that the Company shall company with its obligations, if any, under
SECTION 4.16 in respect of such sale; or

                  (3) if the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture.

                  The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a written request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this SECTION 10.02. The Parent and each Subsidiary Guarantor not so released remains liable for the full amount of the Parent Guarantee or its Subsidiary Guarantee, as applicable, as provided in this ARTICLE TEN.

                  SECTION 10.03. LIMITATION OF A GUARANTOR'S LIABILITY.

                  The Parent and each Subsidiary Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the Parent Guarantee and the Subsidiary Guarantees, as applicable, not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders, the Parent and each Subsidiary Guarantor hereby irrevocably agree that the obligations of the Parent and each Subsidiary Guarantor, as applicable, under the Parent Guarantee or a Subsidiary Guarantee, as applicable, shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Parent or such Subsidiary Guarantor, as applicable, and after giving effect to any collections from or payments made by or on behalf of the Parent or any other Subsidiary Guarantor, as applicable, in respect of the obligations of the Parent or such other Subsidiary Guarantor, as applicable, under the Parent Guarantee or such other Subsidiary Guarantee, as applicable, or pursuant to SECTION 10.04, result in the obligations of the Parent or such Subsidiary Guarantor, as applicable, under the Parent Guarantee or such Subsidiary Guarantee, as applicable, not constituting a fraudulent transfer or conveyance.

                  The Parent and each Subsidiary Guarantor hereby covenants and agrees, to the fullest extent that it may do so under Applicable Law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Parent or such Subsidiary Guarantor, as applicable, shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Parent Guarantee or such Subsidiary Guarantee, as applicable, and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

                  SECTION 10.04. CONTRIBUTION.

                  In order to provide for just and equitable contribution among the Parent and the Subsidiary Guarantors, the Parent and the Subsidiary Guarantors agree, inter se, that the Parent and each Subsidiary Guarantor that makes a payment or distribution under the Parent Guarantee or a Subsidiary Guarantee, as applicable, shall be entitled to a PRO RATA contribution from the Parent and each other Subsidiary Guarantor hereunder based on the net assets of the Parent and/or each other Subsidiary Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture and the Notes.

                  SECTION 10.05. WAIVER OF SUBROGATION.

                  The Parent and each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  SECTION 10.06. WAIVER OF STAY, EXTENSION OR USURY LAWS.

                  The Parent and each Subsidiary Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Parent or such Subsidiary Guarantor from performing the Parent Guarantee or its Subsidiary Guarantee, as applicable, as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Parent Guarantee or Subsidiary Guarantee; and the Parent and each Subsidiary Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 10.07. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTORS.

                  (a) For purposes of any provision of this Indenture which provides for the delivery by the Parent or any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in SECTION 1.01 hereof shall apply to the Parent or such Subsidiary Guarantor as if references therein to the Company were references to the Parent or such Subsidiary Guarantor.

                  (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by the Parent or any Subsidiary Guarantor, shall be sufficient if evidenced as described in SECTION 11.02 hereof as if references therein to the Company were references to the Parent or such Subsidiary Guarantor.

                  (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on the Parent or any Subsidiary Guarantor may be given or served as described in SECTION 11.02 hereof as if references therein to the Company were references to the Parent or such Subsidiary Guarantor.

                  (d) Upon any demand, request or application by the Parent or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Parent or such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in SECTION 11.04 hereof as if all references therein to the Company were references to the Parent or such Subsidiary Guarantor.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

                  SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

                  SECTION 11.02. NOTICES.

                  Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  if to the Company:

                  Hines Horticulture, Inc.
                  12621 Jeffrey Road
                  Irvine, CA 92620
                  Attn: Claudia Pieropan, Chief Financial Officer Facsimile Number: [___________________]

                  if to the Trustee:

                  The Bank of New York
                  101 Barclay Street, Floor 8 West
                  New York, New York 10286
                  Attn: Corporate Trust Administration
                  Facsimile Number: (212) 815-5704

                  Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee). Any notice or communication to the Trustee shall be deemed to have been given when actually received by the Trustee.

                  Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 11.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, the Parent Guarantee, any Subsidiary Guarantee or the Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

                  SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee upon request:

                  (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company, if any, provided for in this Indenture or relating to the proposed action have been complied with.

                  SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by SECTION 4.06, shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

                  SECTION 11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

                  The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

                  SECTION 11.07. LEGAL HOLIDAYS.

                  If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 11.08. GOVERNING LAW.

                  This Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed in the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

                  SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Parent, the Company or any of their Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 11.10. NO RECOURSE AGAINST OTHERS.

                  No director, officer, employee, incorporator or stockholder of the Parent, the Company or any Subsidiary Guarantor will have any liability for any obligations of the Parent, the Company or any Subsidiary Guarantor under the Notes or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

                  SECTION 11.11. SUCCESSORS.

                  All agreements of the Parent, the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 11.12. DUPLICATE ORIGINALS.

                  All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  SECTION 11.13. SEVERABILITY.

                  In case any one or more of the provisions in this Indenture or the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

                  SECTION 11.14. WAIVER OF JURY TRIAL.

                  EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                       HINES NURSERIES, INC.

                                       By: /S/ CLAUDIA M. PIEROPAN
                                           -------------------------------------
                                           Name:  Claudia M. Pieropan
                                           Title: Chief Financial Officer,
                                                  Secretary and Treasurer

                                       THE BANK OF NEW YORK, as Trustee

                                       By: /S/ STACEY B. POINDEXTER
                                           -------------------------------------
                                           Name:  Stacey B. Poindexter
                                           Title:  Assistant Treasurer

                                       HINES HORTICULTURE, INC.

                                       By: /S/ CLAUDIA M. PIEROPAN
                                           -------------------------------------
                                           Name:  Claudia M. Pieropan
                                           Title: Chief Financial Officer,
                                                  Secretary and Treasurer

                                       HINES SGUS INC.

                                       By: /S/ CLAUDIA M. PIEROPAN
                                           -------------------------------------
                                           Name:  Claudia M. Pieropan
                                           Title: Chief Financial Officer,
                                                  Secretary and Treasurer

                                       ENVIRO-SAFE LABORATORIES, INC.

                                       By: /S/ CLAUDIA M. PIEROPAN
                                           -------------------------------------
                                           Name:  Claudia M. Pieropan
                                           Title: Chief Financial Officer,
                                                  Secretary and Treasurer